As filed with the Securities and Exchange Commission on January 23, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SOLOWIN HOLDINGS

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	6211	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 1910-1912A, Tower 3, China Hong Kong City

33 Canton Road, Tsim Sha Tsui, Kowloon

Hong Kong

(+852) 3428-3893

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(+1) 800-221-0102

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin (Qixiang) Sun, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888	Shane Wu, Esq. Ross D. Carmel, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 (212) 930-9700

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JANUARY 23, 2025

SOLOWIN HOLDINGS

Up to [          ] Class A Ordinary Shares

Warrants to purchase up to [          ] Class A Ordinary Shares

Up to [          ] Class A Ordinary Shares underlying such Warrants

Pre-Funded Warrants to purchase up to [          ] Class A Ordinary Shares

Up to [          ] Class A Ordinary Shares underlying such Pre-Funded Warrants

SOLOWIN HOLDINGS, a Cayman Islands exempted holding company (“Solowin”) is offering on a best effort basis (i) up to [●] Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”) and (ii) accompanying warrants to purchase up to [●] Class A Ordinary Shares (“Warrants”). Solowin is offering the Class A Ordinary Shares and Warrants at an assumed public offering price of $[            ] per share. Each Warrant has an exercise price of $[            ] per Class A Ordinary Share (representing [    ]% of the assumed offering price per Class A Ordinary Share and accompanying Warrant).

Solowin is also offering up to [         ] pre-funded warrants (“Pre-Funded Warrants”) to purchase up to [         ] Class A Ordinary Shares. We are offering to certain investors whose purchase of Class A Ordinary Shares in this offering would otherwise result in the investor, together with its affiliates and any other persons acting as a group together with the investor or any of the investor’s affiliates, beneficially owning more than 4.99% of our outstanding Class A Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if any investor so chooses, Pre-Funded Warrants, in lieu of Class A Ordinary Shares that would otherwise result in such investor’s beneficial ownership exceeding 4.99% (or, at the election of the investor at closing, 9.99%) of Solowin’s outstanding Class A Ordinary Shares. Each Pre-Funded Warrant will have an exercise price of $0.0001 per Class A Ordinary Share and will be exercisable upon issuance until exercised in full, and is subject to adjustments in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the section of this prospectus titled “Description of Securities We are Offering.” The public offering price of each Pre-Funded Warrant and accompanying Warrant is $[●]. which is equal to the price of one Class A Ordinary Share and accompanying Warrant in this offering, minus $0.0001, representing the exercise price per Class A Ordinary Share of each Pre-Funded Warrant. For each Pre-Funded Warrant we sell, the number of Class A Ordinary Shares we are offering will be decreased on a one-for-one basis. This offering also relates to the Ordinary Shares issuable upon exercise of the Common Warrants and any Pre-Funded Warrants sold in this offering.

The Class A Ordinary Shares, Common Warrants, and Pre-Funded Warrants are collectively referred to herein as the “Securities.” The Class A Ordinary Shares and accompanying Warrants will be issued separately and will be immediately separable upon issuance but can only be purchased together in this offering.

Solowin is not an operating company, but a Cayman Islands holding company with operations primarily conducted by its wholly owned subsidiaries, Solomon JFZ (Asia) Holdings Limited (“Solomon JFZ”) and Solomon Private Wealth Limited (“Solomon Wealth” and together with Solomon JFZ, “HK Subsidiaries”), each a limited liability corporation incorporated in Hong Kong. Throughout this prospectus, unless the context indicates otherwise, the terms “Solowin” and “the Company” refer to SOLOWIN HOLDINGS, the Cayman Islands holding company and references to “we,” “us,” “our,” and “our company” are to Solowin and its subsidiaries, as a whole. Unless otherwise specified, in the context of describing business and operations, we are referring to the business and operations conducted by HK Subsidiaries.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market tier of The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “SWIN.” On January 22, 2025, the closing sale price of our Class A Ordinary Shares as reported on Nasdaq was $1.56 per share. The recent market price used throughout this prospectus may not be indicative of the actual offering price. The final public offering price will be determined through negotiation among us, the placement agent and the investors in the offering, and may be at a discount to the current market price.

There is no established public trading market for the Warrants and the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants and Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.

Our issued and outstanding share capital consists of Class A Ordinary Shares, and Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”). Class A Ordinary Shares are entitled to one (1) vote per share. Class B Ordinary Shares are entitled to ten (10) votes per share. Class B Ordinary Shares are convertible into Class A Ordinary Shares on a 1:1 basis as follows: (i) at the option of the holder of Class B Ordinary Shares without the payment of additional consideration, and (ii) automatically upon any sale, transfer, assignment or disposition of Class B Ordinary Shares to a person or entity which is not an affiliate of such holder. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Other than voting and conversion rights, Class A Ordinary Shares and Class B Ordinary Shares have the same rights and preferences and rank equally. Class A Ordinary Shares and Class B Ordinary Shares, collectively, are referred to as “Ordinary Shares” in this prospectus. As of the date of this prospectus, there are 8,440,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares issued and outstanding.

We do not constitute a “controlled company” under the Nasdaq listing rules, because as of the date of this prospectus, no single person, entity or group held more than 50% of the voting power of our outstanding share capital, and following this offering, taking into consideration the Class A Ordinary Shares being offered hereby, no single person, entity or group will hold more than 50% of the voting power of our outstanding share capital. However, holders of our Class B Ordinary Shares collectively hold approximately 90.5% of the voting power of our outstanding share capital as of the date of this prospectus, and will hold approximately [*] of the voting power of our outstanding share capital following this offering. As a result, if the holders of our Class B Ordinary Shares act together, they will have the ability to control the management and affairs of our Company and most matters requiring shareholder approval, including the election of directors, changes to our memorandum and articles of association, and approval of significant corporate transactions such as a change in control, merger, consolidation or sale of assets. Their interests may not be the same as or even conflict with the interests of holders of our Class A Ordinary Shares, including purchasers in this offering. See “Risk Factors—Risks Related to This Offering and Ownership of Our Securities—Our dual class voting structure has the effect of concentrating the voting control in holders of our Class B Ordinary Shares, which will limit or preclude your ability to influence corporate matters, and your interests may conflict with the interests of these shareholders. It may also adversely affect the trading market for our Class A Ordinary Shares due to exclusion from certain stock market indices.”

Additionally, we are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and, as such, are eligible for reduced public company reporting requirements for this and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

INVESTORS PURCHASING SECURITIES IN THIS OFFERING ARE PURCHASING SECURITIES OF SOLOWIN HOLDINGS, A CAYMAN ISLANDS HOLDING COMPANY, RATHER THAN SECURITIES OF SOLOWIN HOLDINGS’ HK SUBSIDIARIES THAT CONDUCT SUBSTANTIVE BUSINESS OPERATIONS IN HONG KONG. Solowin is not an operating company but rather a holding company incorporated in the Cayman Islands. Solowin has no material operations of its own, and as of the date of this prospectus, substantially all of our operations are conducted through the HK Subsidiaries. Solowin directly owns 100% equity interests in each of the HK Subsidiaries. We do not and have no intention to operate our business through a variable interest entities (“VIE”) structure. For a description of our corporate structure, see “Our Corporate History and Structure” beginning on page 6.

This holding company structure involves unique risks to investors, and you may never directly hold equity interests in our operating subsidiaries. As advised by our PRC legal counsel, Sundial Law Firm, as of the date of this prospectus, HK Subsidiaries’ operations in Hong Kong and this public offering of our securities in the United States are not subject to the review nor prior approval of the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”), we face various legal and operational risks and uncertainties associated with being based in or having operations in Hong Kong, having clients who are PRC individuals or companies that have shareholders or directors that are PRC individuals and the complex and evolving PRC laws and regulations. The legal and operational risks associated with operations in China will apply to HK Subsidiaries’ operations in Hong Kong, should recent statements and regulatory actions by the Chinese government apply to Hong Kong-based issuers in the future. In that case, we will face risks associated with regulatory approvals on foreign investment in Hong Kong-based issuers, anti-monopoly regulatory actions, oversight on cybersecurity, data privacy and personal information. The PRC government may also intervene or impose restrictions on HK Subsidiaries’ ability to move cash out of Hong Kong to distribute earnings or pay dividends to Solowin or U.S. investors. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require us to obtain regulatory approval from PRC authorities before this or any future securities offering. These risks could result in a material adverse change in HK Subsidiaries’ business operations and the value of the Class A Ordinary Shares, restrictions in HK Subsidiaries’ ability to accept foreign investments, significantly limit or completely hinder Solowin’s ability to continue to offer securities to investors or continued listing of the Class A Ordinary Shares on the Nasdaq, or cause the value of such securities to significantly decline or become worthless. See “Item 3. – Key Information - D. Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended March 31, 2024 (“2024 Annual Report”), incorporated by reference herein for a discussion of these legal and operational risks that should be considered before making a decision to purchase the Class A Ordinary Shares.

Specifically, on February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies, stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (collectively the “New Overseas Listing Rules”). Among others, the New Overseas Listing Rules provide that PRC domestic companies seeking to offer and list securities (which, for the purposes of the New Overseas Listing Rules, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC within three working days after their application for an overseas listing is submitted. The New Overseas Listing Rules came into effect on March 31, 2023. As advised by our PRC legal counsel, Sundial Law Firm, based on their understanding of current PRC laws, rules and regulations, as of the date of this prospectus, we are not subject to the New Overseas Listing Rules because we do not own any PRC entity and we are not deemed a “domestic company” as defined under the New Overseas Listing Rules. However, given that the New Overseas Listing Rules were introduced recently, and that there remain substantial uncertainties surrounding the enforcement thereof, we cannot assure you that, if required, we would be able to complete the filings and/or fully comply with the relevant new rules on a timely basis, if at all.

Furthermore, as more stringent standards have been imposed by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”) recently, Solowin’s securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”) enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to the PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if enacted into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive “non-inspection” years instead of three and thus, reduces the time before Solowin’s securities may be prohibited from trading or delisted. In December 2022, an omnibus spending bill was passed by Congress and later signed into law, which included the enactment of provisions under the AHFCAA to accelerate the timeline for implementation of trading prohibitions under the HFCA Act from three consecutive years to two consecutive years. Pursuant to the HFCA Act, on December 16, 2021, the PCAOB issued its determination that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or in Hong Kong, because of positions taken by authorities in the jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list did not include our auditor, WWC, P.C., as our auditor is based in the U.S. and is registered with the PCAOB and subject to the PCAOB inspection. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong and as a result, PCAOB vacated its previous 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations if needed. While our auditor is based in the U.S. and is subject to the PCAOB inspection, in the event the PCAOB later determines that it is unable to inspect or investigate completely our auditor, then such lack of inspection could cause Solowin’s securities to be delisted from the U.S. stock exchange. See “Item 3. – Key Information - D. Risk Factors” in 2024 Annual Report, incorporated by reference herein. In addition, we cannot assure you that Nasdaq or other regulatory agencies will not apply additional or more stringent requirements to us. Such uncertainty could cause the market price of the Class A Ordinary Shares to be materially and adversely affected.

Subject to the Companies Act (As Revised) of the Cayman Islands and Solowin’s memorandum and articles of association, as amended, Solowin’s board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend it will be able to pay its debts as they become due in the ordinary course of business. For Solowin to transfer cash to HK Subsidiaries, Solowin may provide funding to HK Subsidiaries through loans or capital contributions without restrictions on the amount of the funds. As a holding company, Solowin may rely on dividends and other distributions on equity paid by HK Subsidiaries for its cash and financing requirements. Under Hong Kong law, HK Subsidiaries are permitted to provide funding to Solowin through dividend distribution without restrictions on the amount of the funds under the condition that dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by HK Subsidiaries. HK Subsidiaries have not declared any dividends or made other distributions to Solowin as of the date of this prospectus. In the future, cash proceeds raised from financings conducted outside of Hong Kong, including this offering, may be transferred by Solowin to HK Subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, neither Solowin nor any HK Subsidiary has paid any dividends or made any distributions to their respective shareholder(s), including any U.S. investors. During the years ended March 31, 2022, 2023 and 2024, and the subsequent period up to the date of this prospectus, the transfer of cash between Solowin and HK Subsidiaries totaled approximately $1,120,000. This amount mainly represented the repayment by Solowin to Solomon JFZ for certain IPO related expenses paid by Solomon JFZ and advances made by Solowin to Solomon Wealth for its operations. There has been no transfer of other types of assets between Solowin and HK Subsidiaries.  HK Subsidiaries, which conduct our substantive operations, maintain the cash. Currently, other than complying with the applicable Hong Kong laws and regulations, we do not have our own cash management policy or procedures that dictate how funds are transferred. Neither Solowin nor any of the HK Subsidiaries currently has plans to distribute earnings or declare cash dividends in the foreseeable future. We intend to keep any future earnings to finance the expansion of HK Subsidiaries’ business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

There are currently no such restrictions on foreign exchange or our ability to transfer cash or assets between Solowin and HK Subsidiaries. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to HK Subsidiaries, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Solowin or HK Subsidiaries in their transferring or distributing cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of HK Subsidiaries to pay dividends or make other distributions to Solowin could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends to U.S. investors, or otherwise fund and conduct our business. In addition, if any HK Subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends. See “Prospectus Summary — Transfer of Cash Through Our Organization” beginning on page 10, “Dividend Policy” on page 25 and the consolidated financial statements and the accompanying footnotes included in the 2024 Annual Report and incorporated by reference into this prospectus.

	Per Class A Ordinary Share and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total
Public offering price	$		$
Placement agent fees (1)	$		$
Proceeds to us, before expenses(2)	$		$

(1)	Does not give effect to any exercise of the Warrants and/or Pre-Funded Warrants being issued in this offering.

(2)	We have agreed to pay the placement agent a total cash fee equal to six percent (6%) of the aggregate gross proceeds raised in the offering. We will also pay the placement agent for expenses of up to $110,000, among which $60,000 has been paid to the placement agent as of the date of this prospectus. See “Plan of Distribution” beginning on page 42 of this prospectus for a description of the compensation to be received by the placement agent.

We engaged Eddid Securities USA, Inc. to act as our exclusive placement agent to solicit offers to purchase the Securities offered by this prospectus on a best-efforts basis. For additional information regarding our arrangement with the placement agent, please see “Plan of Distribution” beginning on page 42.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We anticipate that delivery of the securities is expected to be made on or about                             , 2025, subject to customary closing conditions.

The date of this prospectus is [      ], 2025

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the placement agent has authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of Securities offered hereby.

For investors outside the United States: Neither we, nor the placement agent has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Securities and the distribution of this prospectus outside the United States.

Solowin is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

i

COMMONLY USED DEFINED TERMS

Except as otherwise indicated by the context and for the purposes of this prospectus only, references in this prospectus to:

●	“AUM” are to Asset Under Management;

●	“Class A Ordinary Shares” are to Class A ordinary shares of Solowin, par value $0.0001 per share. Each Class A Ordinary Share is entitled to one (1) vote on all matters requiring shareholder approval;

●	“Class B Ordinary Shares” are to Class B ordinary shares of Solowin, par value $0.0001 per share. Each Class B Ordinary Share is entitled to ten (10) votes on all matters requiring shareholder approval;

●	“HK$” or “Hong Kong dollar(s)” are to the legal currency of Hong Kong;

●	“Hong Kong” and “Hong Kong SAR” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“HK Subsidiaries” are to Solomon JFZ (Asia) Holdings Limited, and Solomon Private Wealth Limited, each a Hong Kong corporation; each, a HK Subsidiary;

●	“HKEX” are to Hong Kong Exchanges and Clearing Limited;

●	“HKSFC” are to Hong Kong Securities and Futures Commission;

●	“IPO” are to the initial public offering of Solowin’s 2,000,000 ordinary shares at a public offering price of $4.00 per share, which was closed on September 8, 2023.

●	“mainland China” are to the People’s Republic of China, excluding Taiwan, the special administrative regions of Hong Kong and Macau;

●	“Nasdaq” refers to Nasdaq Stock Market LLC;

●	“PRC” and “China” are to the People’s Republic of China, including Hong Kong SAR and the Macau Special Administrative Region except when we reference specific laws and regulations adopted by the PRC, but excluding, for the purposes of this prospectus only, Taiwan. For purpose of this prospectus, the legal and operational risks associated with operations in China also apply to operations in Hong Kong;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“Solowin” are to SOLOWIN HOLDINGS, a holding company incorporated in the Cayman Islands as an exempted company;

●	“Solomon JFZ” are to Solowin’s 100% owned subsidiary Solomon JFZ (Asia) Holdings Limited, a Hong Kong corporation;

●	“Solomon VA+” refer to Solomon JFZ’s institutional-grade all-in-one smart trading platform, which innovatively upgraded with virtual assets trading and wealth management functions. Solomon VA+ is an app accessible via any mobile device and is designed to be secure and simple to use, with a bilingual user interface and fast and efficient order execution to provide great user experience;

●	“Solomon Wealth” are to Solowin’s 100% owned subsidiary Solomon Private Wealth Limited, a Hong Kong corporation; and

●	“U.S. dollars,” “dollars,” “USD,” “US$” or “$” are to the legal currency of the United States.

ii

Solowin is a holding company with no operations of its own. Currently all of operations are conducted in Hong Kong through Solowin’s operating subsidiaries in Hong Kong. Each HK Subsidiary’s reporting currency is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader.

These translations from Hong Kong dollars into U.S. dollars are determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars). No representation is made that HK$ or US$ amount represents or could have been, or could be converted, realized or settled into US$ or HK$, as the case may be, at any particular rate, or at all.

Numerical figures included in this registration statement have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

Our fiscal year end is March 31. References to a particular “fiscal year” are to our fiscal year ended March 31 of that calendar year. Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

For the sake of clarity, this registration statement follows the English naming convention of given name followed by family name, regardless of whether an individual’s name is Chinese or English. For example, the name of Solowin’s Chief Executive Officer will be presented as “Shing Tak Tam” even though, in Chinese, Mr. Tam’s name is presented as “Tam Shing Tak.”

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

We have proprietary rights to trademarks used in this prospectus that are important to HK Subsidiaries’ business. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the ®, ™ and other similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

This prospectus may contain additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

iii

PROSPECTUS SUMMARY

Investors are cautioned that you are buying shares of a Cayman Islands holding company without operations of its own.

This summary highlights information appearing elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” sections and the financial statements and the related notes, before deciding whether to invest in our securities.

The Company

Our Business

Solowin is an exempted limited liability company incorporated under the laws of the Cayman Islands on July 23, 2021. As a holding company with no material operations of its own, Solowin currently conducts its operations primarily through its wholly owned subsidiaries, Solomon JFZ and Solomon Wealth, each a limited liability corporation incorporated in Hong Kong. See “Our Corporate History and Structure” beginning on page 6 for more information of our corporate structure. Our total revenue was $4,291,000 for the fiscal year ended March 31, 2024, representing a decrease of $162,000, or 4% from $4,453,000 for the fiscal year ended March 31, 2023. The revenue decrease was mainly driven by a decrease in revenue from corporate consultancy services. We recorded loss from operations of $4,433,000 for the fiscal year ended March 31, 2024. Our total revenue increased by $1,197,000, or 37% from $3,256,000 for the fiscal year ended March 31, 2022, to $4,453,000 for the fiscal year ended March 31, 2023. We recorded income from operations of $1,288,000 for the fiscal year ended March 31, 2023, compared to loss from operations of $1,176,000 for the fiscal year ended March 31, 2022, an increase of $2,464,000 or 210%. Our revenue decreased by 60% to $1,055,000 for the six months ended September 30, 2024, from $2,640,000 for the same period in 2023. The decrease in revenue was mainly driven by a decrease in the revenue from investment advisory services. We recorded loss from operations of $6,293,000 for the six months ended September 30, 2024, compared to income from operations of $1,336,000 for the same period in 2023.

Solomon JFZ, one of our HK Subsidiaries, is one of the few Chinese investor-focused, versatile securities brokerage companies in Hong Kong and it offers a wide spectrum of products and services, spanning from traditional assets to virtual assets through its advanced and secured one-stop electronic platform. Solomon JFZ currently is primarily engaged in providing (i) investment banking services, (ii) wealth management services, (iii) asset management services and (iv) virtual assets to customers. It is licensed with the HKSFC and a participant of the Hong Kong Stock Exchange to carry out regulated activities including Type 1 (Dealing in Securities), Type 4 (Advising on Securities), Type 6 (Advising on Corporate Finance) and Type 9 (Asset Management). Solomon JFZ strictly follows the requirements of the HKSFC for internal regulation and risk control to maximize the safety of investors’ assets. It provides online account opening and trading services via its Front Trading and Back-office Clearing systems, in conjunction with Solomon VA+ – a highly integrated application accessible via any mobile device, tablet, or desktop, all of which are licensed from third parties. With strong financial and technical capabilities, Solomon JFZ has been providing brokerage services to global Chinese investors residing both inside and outside the PRC and institutional investors in Hong Kong and has been recognized and appreciated by users and industry professionals.

Solomon JFZ’s trading platform allows investors to trade over 10,000 listed securities and their derivative products listed on the Hong Kong Stock Exchange (HKSE), New York Stock Exchange (NYSE), Nasdaq, Shanghai Stock Exchange and Shenzhen Stock Exchange. In addition, it provides Hong Kong IPO underwriting, Hong Kong IPO Public Offer application and International Placing subscription, Hong Kong IPO margin financing services, Hong Kong Pre-IPO securities trading and US IPO subscription. Hong Kong IPO margin financing services refer to loans offered by a licensed financial institution to clients for the purpose of purchasing securities in an IPO before the issuers are listed on the Hong Kong Stock Exchange. The loan, commonly referred to as an IPO loan, enables clients to invest more than the required deposit of 5% or 10% of funds. The loan, which is short-term and interest-bearing, typically covers 90% or 95% of the investment amount and is repaid right after the allotment result release. Once the investor is allotted shares costing over the required deposit and a part of loan is used for the shares, the shares can be sold and the proceeds are utilized to repay the loan of the financial institution, with any remaining balance going to the investor. Our customers may also use Solomon JFZ’s platforms to trade various listed financial products, such as ETFs, Warrants and Callable Bull/Bear Contracts. Besides securities related service, Solomon JFZ also offers asset management services as an investment manager. Our High-Net-Worth customers may also subscribe to private fund products through Solomon JFZ.

Our clients are mostly Chinese investors residing in Asia as well as institutional clients in Hong Kong, Australia and New Zealand. We classify those who have registered on Solomon JFZ’s platform as users and the users who have opened accounts on Solomon JFZ’s platform as clients. As of March 31, 2024, we had more than 15,500 clients who had opened trading accounts with Solomon JFZ and over 1,200 active clients who had assets in their trading accounts.

As of March 31, 2024, Solomon JFZ’s operations mainly consisted of four business segments: (i) securities related services, (ii) investment advisory services, (iii) corporate consultancy services and (iv) asset management services to customers. The following summary describes the products and services offered in each of the reportable segments:

●	Securities Related Services. We always believe that our clients deserve a more convenient and reliable way to invest and manage their money, and Solomon JFZ uses advanced Internet technology to provide investors with faster brokerage services. Solomon JFZ provides securities related services through Solomon VA+. Its professional securities brokerage network offers the clients access to multiple stock exchanges, including the HKSE, NYSE, Nasdaq, Shanghai Stock Exchange and Shenzhen Stock Exchange. It provides HKSE securities trading, IPO subscription and placement services, bond trading, fund subscription, equity custodian and agent services, investment immigrant account management services, enterprise employee shareholding exercise services, professional investment research services, and instant quotation service. Solomon JFZ charges brokerage commission fees to clients for trades made using its trading platform based on the transaction amount, subject to a minimum charge per transaction. To better serve the individual needs of the clients, Solomon JFZ may vary the commissions it charges based on the types of products or services, eligibility for discounts and other factors. For fund subscription, it charges clients with the fund subscription fee based on the subscription amount. Solomon JFZ also offers stock custodian and nominee services to the clients as ancillary services to securities related services. For the fiscal years ended March 31, 2024, 2023 and 2022, the securities related services segment accounted for 10%, 14% and 68% of our consolidated revenues, respectively.

●	Investment Advisory Services. Solomon JFZ provides timely, accurate and valuable investment solutions advisory services for our clients, through a team consisting of financial analysts, experienced financial advisors and investment managers. It provides investment advice to our clients based on their financial needs and risk appetite, and Solomon JFZ charges them an investment advisory fee based on a percentage of the AUM. For the fiscal years ended March 31, 2024, 2023 and 2022, the investment advisory services segment accounted for 67%, 56% and 22% of our consolidated revenues, respectively.

●	Corporate Consultancy Services. Solomon JFZ possesses the licenses issued by HKSFC to carry out regulated activities under Type 6 Advising on Corporate Finance. Type 6 license allows brokers to conduct activities relating to (i) acting as a sponsor of a listing applicant in an initial public offering; (ii) advising on the code on takeovers and mergers and share repurchases; and (iii) advising listed companies on the HKSE Listing Rules. Although Solomon JFZ Type 6 licensing condition restricts Solomon JFZ from acting as a sponsor of a listing applicant in an initial public offering and advising on the code on takeovers and mergers and share repurchase, it can conduct businesses related to (iii) above. It provides financial and independent financial advisory services for unlisted and listed companies that are looking for high-quality and value-added corporate finance advisory services at reasonable costs. Solomon JFZ acts as financial adviser to its corporate clients advising them on the terms and structures of proposed transactions and the relevant implications and compliance matters under the HKSE Listing Rules (including the Main Board and the Growth Enterprise Market “GEM”). In addition, it acts as independent financial adviser giving opinions to the independent board committee and independent shareholders of listed companies in Hong Kong. Solomon JFZ charges them advisory fees according to the type and size of the transaction, duration of the engagement, complexity of the transaction and the expected manpower requirements. For the fiscal years ended March 31, 2024, 2023 and 2022, the corporate consultancy services segment accounted for 3%, 21% and 0% of our consolidated revenues, respectively.

●	Asset Management Services. Our asset management team specializes in designing investment portfolios to meet the needs of investors with different risk appetite and to preserve and enhance the value of their assets. Solomon JFZ provides asset management services by applying different investment strategies to optimize their asset allocation. Solomon JFZ offers its own Fund products to professional investors, which are run by professional portfolio managers. It has entered into agreements with regulated financial institutions to provide services covering a broad range of products such as stocks, bonds, indexes, futures, and fund of funds. It issues and manages various fund products according to market trends and demand conditions. At this stage, Solomon JFZ focuses on developing active traditional private equity funds, such as balanced funds and equity funds, and plans to develop a more diversified product line as part of our long-term growth initiative. Solomon JFZ charges a management fee of 2% according to the AUM. In addition, it charges performance fees subject to high water marks. For the fiscal years ended March 31, 2024, 2023 and 2022, the asset management services segment accounted for 20%, 9% and 10% of our consolidated revenues, respectively.

Recent Developments

On March 14, 2024, the Company announced its strategic expansion into the private wealth management business under its newly formed Hong Kong subsidiary, Solomon Wealth, which was incorporated on December 4, 2023. We expect to serve a broad range of high-net-worth individuals, family offices, and trusts, by offering wealth management services and solutions that span traditional and virtual asset classes. We are optimistic about Solomon Wealth’s future and its role in Solowin’s growth strategy. By emphasizing quality over speed, we aim to provide excellent value to our clients and gain a strong position in the private wealth management sector. We endeavor to find high net worth clients who share our vision and focus on building a strong foundation to develop high quality services. Notwithstanding, the early stage of client acquisition is crucial for our long-term success. We believe our efforts will lead to a solid client base and future revenue. As of the date of this prospectus, Solomon Wealth has commenced generating revenue, marking an initial step in its operations since its incorporation.

On March 5, 2024, Solowin entered into a membership interest purchase agreement with Cambria Capital, LLC (“Cambria Capital”), a Utah limited liability company and broker-dealer registered with the Financial Industry Regulatory Authority (“FINRA”), and Cambria Asset Management, Inc., a Nevada corporation, the sole owner of the Cambria Capital. Pursuant to the agreement, Solowin will purchase 100% of the membership interests in Cambria Capital for a total purchase price of $700,000. The transaction will be completed through two closings, the first of which consists of the payment of $200,000 in exchange for an acquisition of 24.9% of Cambria Capital’s membership interests. The parties have closed the acquisition of the 24.9% interest and are working on a continuing membership application requesting approval for a change of ownership, control, or business operations to be filed with FINRA in accordance with FINRA Rule 1017 (the “Rule 1017 Application”). In the event that FINRA approves the Rule 1017 Application and Cambrian Capital’s application to conduct firm commitment underwritten offerings, Solowin will have the right to consummate the second closing, pursuant to which Solowin will pay $500,000 in exchange for the remaining 75.1% of the membership interests in Cambria Capital. If the second closing fails to occur by December 31, 2024, Solowin has the right to sell the 24.9% interest back to the seller at a discounted price of $100,000 within five business days after the agreement is terminated by either party. As of the date of this prospectus, the parties have terminated this agreement as the second closing did not occur by December 31, 2024 and Solowin currently owns 24.9% of Cambria Capital. Cambria Capital ceased its broker-dealer business as of December 31, 2024.

As of March 25, 2024, in addition to providing services related to traditional assets, Solomon JFZ had been approved by the HKSFC to provide virtual asset dealing services and advisory services. Virtual assets related services are subject to a new regulatory framework in Hong Kong. Solomon JFZ has been among the initial group of HKSFC approved licensed companies to provide virtual assets trading and advisory services to retail investors. In addition, Solomon JFZ has been among the first group of HKSFC approved participating dealers of in-kind subscription and redemption for spot virtual asset ETFs in Hong Kong, enabling investors to subscribe to or redeem ETF shares directly with the underlying digital assets. Solomon JFZ’s virtual assets services are expected to build large trading volumes and an exponential client assets base for Solomon JFZ in the near future. Our virtual assets services have started generating revenue for the six months ended September 30, 2024.

On April 16, 2024, the Company announced that Solomon JFZ has been selected as one of the three participating dealers for Harvest Global’s spot Bitcoin and Ethereum ETF in Hong Kong, Amoun the same period, Solomon JFZ enter into participation agreement with Harvest Global Investments Limited (“Harvest Global”) and China Asset Management (Hong Kong) Limited (“China AMC”) as the participating dealer for the VA spot ETFs. Solomon JFZ has become the largest holder of customer assets in the ChinaAMC Bitcoin ETF (HKEX: 9042), ChinaAMC Ethereum ETF (HKEX: 9046), and Harvest Bitcoin Spot ETF (HKEX: 3439). Solomon is also among the top holders of ChinaAMC Bitcoin ETF (HKEX: 3042) and ChinaAMC Ethereum ETF (HKEX: 3046).

On April 26, 2024, the Company announced that it strengthened its partnership with OSL Digital Securities (“OSL”), the digital asset platform of OSL Group (863.HK), which is Hong Kong’s only publicly listed company fully dedicated to digital assets, to facilitate the in-kind subscription and redemption processes. In addition, Solomon JFZ has been among the first group of HKSFC approved participating dealers of in-kind subscription and redemption for spot virtual asset ETFs in Hong Kong, enabling investors to subscribe to or redeem ETF shares directly with the underlying digital assets.

On May 28, 2024, the Company announced a strategic partnership with MaiCapital Limited (“MaiCapital”), a leading virtual assets investment manager in Hong Kong, to expand virtual asset allocation opportunities. MaiCapital is licensed to manage funds that may comprise up to 100% virtual assets which directly complements Solomon’s licensing for the trading of virtual assets.

On July 16, 2024, the Company announced the launch of Solomon VA+, an institutional-grade all-in-one smart trading app, which is innovatively upgraded from the former one-stop electronic platform, Solomon Win. Solomon VA+ offers integrated financial services infrastructure designed to meet the evolving needs of next-generation and high-net-worth investors, which is the first all in one app in Hong Kong that combining traditional assets trading, virtual assets trading and wealth management services into one app, marking a significant industry development. The Solomon VA+ trading platform offers various virtual assets trading to professional investors and Bitcoin and Ethereum to retail investors, supporting clients with in-kind subscription of Bitcoin spot ETF and Ethereum spot ETF. Clients are also expected to deposit & withdraw the cryptocurrencies via the APP within a short period, realizing a comprehensive allocation of traditional financial and virtual assets.

Our virtual assets services have started generating revenue during the six months ended September 30, 2024. We kept actively collaborating with prominent players in the virtual asset market, nurturing positive relationships with them. Leveraging these partnerships, we are poised to expand our own business and provide comprehensive services. Solomon JFZ’s virtual assets services are expected to build large trading volumes and an exponential client assets base for Solomon JFZ in the near future.

With the recent development of the company and the expanding subsidiaries, our vision is to build an integrated financial services infrastructure for next generation investors, and our continuous efforts focus on being a one-stop comprehensive financial services provider. As of September 30, 2024, the company has expanded to include four new business segments: (i) investment banking services, (ii) wealth management services, (iii) asset management services and (iv) virtual assets services to customers. The following summary describes the products and services offered in each of the reportable segments:

●	Investment Banking Services. We are redefining investment banking by offering underwriting, private placement and investment advisory solutions tailored to guide investors and corporates through complex financial landscapes, ensuring transactions are executed with strategic insight that meets today’s capital market’s needs. Our investment banking services include capital raising, debt financing, secondary offerings and financial advisory services, which covers the former segment (iii) corporate consultancy services. For the six months ended September 30, 2024 and 2023, the investment banking services segment accounted for 22% and 0% of our consolidated revenues, respectively.

●	Wealth Management Services. Our wealth management division is dedicated to empowering investors with a comprehensive suite of services designed to manage, retain, and grow wealth with confidence. Our offerings are split into two main categories: Brokerage Services and Integrated Investment Solutions. The Brokerage Services and Integrated Investment Solutions covers the former segments (i) securities related services and (ii) investment advisory services, by adding advisory services for high-net-worth individuals and institutional investors such as family offices and trusts. For the six months ended September 30, 2024 and 2023, the wealth management services segment accounted for 41% and 82% of our consolidated revenues, respectively.

●	Asset Management Services. Our asset management services are crafted to meet the diverse investment goals of our clients through a broad range of asset classes and investment strategies. By expanding services from the former segment (iv) asset management services, our current asset management services offer investment funds, managed accounts, and external asset management, each designed to optimize clients’ portfolio’s performance. For the six months ended September 30, 2024 and 2023, the asset management services segment accounted for 36% and 18% of our consolidated revenues, respectively.

●	Virtual Assets Services. We are providing secure and innovative solutions in the virtual asset space including virtual assets trading, virtual assets spot ETFs creation and redemption, security token offerings, and blockchain solutions such as real-world assets tokenization. Solomon JFZ had been approved by the HKSFC to provide virtual asset dealing services and advisory services, and we are at the forefront of offering cutting-edge Web3 solutions that cater to the needs of modern investors and businesses, leveraging blockchain for secure and innovative virtual asset solutions. For the six months ended September 30, 2024 and 2023, the virtual assets services segment accounted for 1% and 0% of our consolidated revenues, respectively.

Facilities

Our corporate headquarters are located at Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong. Solomon JFZ entered into an office tenancy agreement with Wide Harvest Investment Limited on October 10, 2024, pursuant to which Solomon JFZ leased the premises that our corporate headquarters are currently located at for a term of two years, from November 2, 2024 until November 1, 2026. Solomon JFZ agreed to pay the landlord a monthly rent in an amount of HK$93,236 (approximately $11,980).

Our wealth management center is located at Unit Nos.8505B-8506A of Level 85, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong. Solowin entered into an office tenancy agreement with Sun Hung Kai Real Estate (Sales and Leasing) Agency Limited, agent for the landlord, “City Lion Investment Limited” on January 12, 2024, pursuant to which Solowin leased the premises as office for a term of two years, from January 12, 2024 until January 11, 2026. Solowin agreed to pay the landlord a monthly rent in an amount of HK$376,575 (approximately $48,278).

Our investment banking center is located at Suites 1710-1714, Jardine House, 1 Connaught Place, Hong Kong. Solomon Wealth entered into an office tenancy agreement with HKL (Jardine House) Limited on November 27, 2024, pursuant to which Solomon Wealth leased the premises as office for a term of three years, from December 5, 2024 until November 30, 2027. Solomon Wealth agreed to pay the landlord a monthly rent in an amount of HK$390,344 (approximately $50,044).

The following table summarizes the information of the real property leased by the Company:

Location	Type of Right	Area	Usage	Term
Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong	Lease	Land use right area 3,586 sf/property area 3,586 sf	Other commercial service land/office space	Land use right ends November 1, 2026
Unit Nos.8505B-8506A of Level 85, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong	Lease	Land use right area 5,021 sf./property area 5, 021 sf.	Other commercial service land/office space	Land use right ends January 11, 2026
Suites 1710-1714, Jardine House, 1 Connaught Place, Hong Kong	Lease	Land use right area 3,308 sf./property area 3,308 sf.	Other commercial service land/office space	Land use right ends November 30, 2027

The tenancy agreement was duly stamped and registered at the Land Registry of Hong Kong. No legal title will be transferred to Solomon JFZ at the end of the lease period. We intent to renew the lease upon its expiration. We believe the above facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate any such expansion of our operations.

Corporate History and Structure

Solowin is a holding company incorporated in the Cayman Islands without material operations of its own. Our subsidiary Solomon JFZ was established under the Hong Kong laws on July 25, 2016. Solomon JFZ does not have any subsidiaries.

From July 2021 to October 2022, we carried out a series of transactions to reorganize our corporate structure. As part of the reorganization, Solowin was incorporated as an exempted company under the laws of Cayman Islands on July 23, 2021.

Upon incorporation on July 23, 2021, one ordinary share, par value $1 per share, of Solowin was allotted and issued to Ogier Global Subscriber (Cayman) Limited, who transferred the share to Ling Ngai Lok on July 27, 2021. On the same day, Solowin issued an additional 49,999 ordinary shares, par value $1 per share, to Ling Ngai Lok. On June 9, 2022, in anticipation of a share exchange transaction among Solowin, Solomon JFZ and Master Venus Limited, the then sole shareholder of Solomon JFZ, Ling Ngai Lok transferred (i) 17,000 ordinary shares to Gemini Asia Holdings Limited; (ii) 16,500 ordinary shares to Fortune Dynasty Global Limited and (iii) 16,500 ordinary shares to Vulcan Worldwide Holdings Limited. On October 17, 2022, Solowin, Solomon JFZ and Master Venus Limited completed the share exchange transaction, in which Master Venus Limited transferred 100% ownership of Solomon JFZ to Solowin. Master Venus Limited was then owned by three shareholders, Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited. As a result of the above series of reorganization transactions, Solomon JFZ became the wholly-owned subsidiary of Solowin and the shareholders of Master Venus Limited became the owners of 100% of the then outstanding ordinary shares of Solowin.

On December 7, 2022, (i) each of the existing issued and unissued shares of par value of $1.00 each of Solowin was subdivided into 10,000 shares of par value of $0.0001 each of Solowin; and (ii) the authorized share capital of Solowin was increased to $100,000 divided into 1,000,000,000 shares of $0.0001 each. On the same day, each of Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited surrendered 165,920,000 ordinary shares, 161,040,000 ordinary shares and 161,040,000 ordinary shares, respectively, each of a par value of $0.0001 per share, to Solowin. As a result of the above surrenders, each of Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited held 4,080,000 ordinary shares, 3,960,000 ordinary shares and 3,960,000 ordinary shares, respectively, each of a par value of $0.0001 per share.

On September 8, 2023, we completed our initial public offering and issued and sold 2,000,000 ordinary shares, par value $0.0001 per share.

On December 4, 2023, as a part of our strategic expansion into the private wealth management business, Solowin formed a new wholly owned subsidiary, Solomon Wealth, under the laws of Hong Kong.

On March 5, 2024, Solowin entered into a membership interest purchase agreement with Cambria Capital and Cambria Asset Management, Inc., pursuant to which Solowin will purchase 100% of the membership interests in Cambria Capital for a total purchase price of $700,000. As of the date of this prospectus, the parties have terminated the agreement and Solowin currently owns 24.9% of Cambria Capital.

On December 17, 2024, we held an extraordinary general meeting of shareholders, during which our shareholders approved the re-classification and re-designation of the Company’s ordinary shares. As a result of such re-classification and re-designation, the Company’s authorized share capital was re-classified and re-designated into 950,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares and then issued and outstanding 16,172,300 ordinary shares of par value of $0.0001 each in the Company were re-classified and re-designated into 8,132,300 Class A Ordinary Shares of par value US$0.0001 each with one (1) vote per share and 8,040,000 Class B Ordinary Shares of par value $0.0001 each with ten (10) votes per share.

As of the date of this prospectus, there are 8,440,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares issued and outstanding.

The following diagram illustrates our corporate structure as of the date of this prospectus:

As of the date of this prospectus, Solowin is not required to obtain any permissions or approvals from Hong Kong authorities before issuing securities in this offering to foreign investors. In addition, as advised by our PRC counsel, Sundial Law Firm, as of the date of this prospectus, our operations in Hong Kong and our proposed public offering in the United States are not subject to the review nor prior approval of the CAC nor the CSRC. As described below, on February 17, 2023, with the approval of the State Council, the CSRC issued the institutional rules related to the management of overseas listing filings, which came into effect on March 31, 2023. According to the New Overseas Listing Rules, direct or indirect overseas listings of companies incorporated in the PRC are required to file with CSRC by submitting filing reports, legal opinions and other relevant materials. As advised by our PRC counsel, Sundial Law Firm, we are not subject to the New Overseas Listing Rules because we do not own any companies incorporated in the PRC. However, the legal and operational risks associated with operations in China may apply to our operations in Hong Kong, should recent statements and regulatory actions by China’s government apply to us in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to the filing requirement or review by the CSRC or the CAC and that we are required to file or obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant filing or permissions or approvals were not required or that we did not file or receive or maintain relevant permissions or approvals as required, any action taken by the PRC government could significantly limit or completely hinder HK Subsidiaries’ operations in Hong Kong and Solowin’s ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. See “Item 3. – Key Information - D. Risk Factors” in 2024 Annual Report, incorporated by reference herein, for a discussion of these legal and operational risks that should be considered before making a decision to purchase our securities.

Licenses and Permissions

Save as disclosed below, other than those requisite for a domestic company in Hong Kong engaged in the same business, we are not required to obtain any additional permission from any Hong Kong authorities.

Save as disclosed below, as of the date of this prospectus, HK Subsidiaries have received from Hong Kong authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted by them in Hong Kong, and no permission or approval has been denied. Such licenses and permissions include Type 1 license (dealing in securities), Type 4 license (Advising on securities), Type 6 license (advising on corporate finance) and Type 9 license (Asset management). The following table summarizes the licenses and permissions held by our HK Subsidiaries.

License/Permit	Issuing Authority	Issuance Date	Term	Restrictions
Type 1 license (dealing in securities)	HKSFC	January 10, 2017	No expiration date

(virtual asset dealing services)	Mar 25, 2024	No expiration date	With respect to providing virtual asset dealing services, the licensee or registered institution shall comply with the “Terms and conditions for licensed corporations or registered institutions providing virtual asset dealing services under an omnibus account arrangement” (as amended from time to time). The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

With respect to providing virtual asset dealing services, the licensee or registered institution shall only provide such services to persons which are, and remain at all times, its clients in respect of its business in Type 1 regulated activity (dealing in securities). The term “dealing in securities” is specified in Part 2 of Schedule 5 to the Securities and Futures Ordinance. The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

Type 4 license (Advising on securities)	HKSFC	October 16, 2019	No expiration date

License/Permit	Issuing Authority	Issuance Date	Term	Restrictions
(Virtual asset advisory services)		March 25, 2024	No expiration date

With respect to providing virtual asset advisory services, the licensee or registered institution shall comply with the “Terms and conditions for licensed corporations or registered institutions providing virtual asset advisory services” (as amended from time to time). The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

With respect to providing virtual asset advisory services, the licensee or registered institution shall only provide such services to persons which are, and remain at all times, clients of the licensed corporation or registered institution in respect of its business in Type 4 regulated activity (advising on securities). The term “advising on securities” is specified in Part 2 of Schedule 5 to the Securities and Futures Ordinance. The term “virtual asset” is defined in section 53ZRA of the Anti-Money Laundering and Counter-Terrorist Financing Ordinance.

Type 6 license (advising on corporate finance, excluding acting as a sponsor of a listing applicant in an initial public offering or advising on the code on takeovers and mergers and share repurchases)	HKSFC	May 13, 2021	No expiration date	The licensee shall not advise on matters/transactions falling within the ambit of the Codes on Takeovers and Mergers and Share Buy-backs issued by the Commission & shall not act as sponsor in respect of an application for the listing on a recognized stock market of any securities

Type 9 license (Asset management)	HKSFC	October 16, 2019	No expiration date	No Licensing Condition

To conduct any regulated activity, a licensed corporation must appoint at least two responsible officers for each type of regulated activity. Among these officers, at least one should be an executive director, responsible for supervising the respective regulated activity. As of the date of this prospectus, Solomon JFZ has five responsible officers to carry out Type 1 regulated activities, three responsible officers to carry out Type 4 regulated activities, two responsible officers to carry out Type 6 regulated activities and two responsible officers to carry out Type 9 regulated activities. Among the responsible officers, at least one of them is an executive director. As a result, we are currently in full compliance with the HKSFC requirements on this matter.

In addition, as advised by our PRC legal counsel, Sundial Law Firm, we do not believe our operations in Hong Kong and our proposed public offering in the United States are subject to the review or prior approval of the CAC or the CSRC. Specially, we do not currently expect the revised Cybersecurity Review Measures (the “revised CRM”), published by CAC on December 28, 2021, to have an impact on our business, operations or this offering as we do not believe that any of our HK Subsidiaries is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that are required to file for cybersecurity review, because: (i) each of our HK Subsidiaries is incorporated and operating in Hong Kong and the revised CRM remains unclear whether it shall be applied to a Hong Kong company; (ii) each of our HK Subsidiaries operates without any subsidiary or VIE structure in mainland China; (iii) as of date of this prospectus, our HK Subsidiaries collected and stored personal information of approximately 15,000 PRC individual clients, far less than one million users; and (vi) as of the date of this prospectus, none of our HK Subsidiaries has been informed by any PRC governmental authority that it is required to file for a cybersecurity review.

However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If any of our HK Subsidiaries is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, our HK Subsidiaries’ operation could be subject to CAC’s cybersecurity review in the future. If any of our HK Subsidiaries (i) does not receive or maintain such permissions or approvals, should the approval is required in the future by the PRC government, (ii) inadvertently concluded that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and any of our HK Subsidiaries is required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless. In addition, if we do not receive or maintain our existing licenses, or we inadvertently conclude that governmental approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines, penalties, orders to suspend operations and rectify any non-compliance, or prohibitions from conducting certain business or any financing, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause our securities to significantly decline in value or become worthless.

See “Item 3. – Key Information - D. Risk Factors” in 2024 Annual Report, incorporated by reference herein.

Transfer of Cash Through Our Organization

As of the date of this prospectus, neither Solowin nor any HK Subsidiary has paid any dividends or made any distributions to their respective shareholder(s), including any U.S. investors.

During the years ended March 31, 2022, 2023 and 2024, and the subsequent period up to the date of this prospectus, the transfer of cash between Solowin and HK Subsidiaries totaled approximately $1,462,000. This amount consists of the repayment of $774,000 by Solowin to Solomon JFZ for certain IPO related expenses paid by Solomon JFZ, an advance of $517,000 made by Solowin to Solomon Wealth for its operations and an advance of $171,000 by Solomon JFZ to Solowin for the operations of the group company. There has been no transfer of other types of assets between Solowin and HK Subsidiaries. HK Subsidiaries, which conduct our substantive operations, maintain the cash. Currently, other than complying with the applicable Hong Kong laws and regulations, we do not have our own cash management policy or procedures that dictate how funds are transferred. Neither Solowin nor any of the HK Subsidiaries currently has plans to distribute earnings or declare cash dividends in the foreseeable future. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

If we determine to pay dividends on any of the Class A Ordinary Shares in the future, as a holding company, Solowin will be dependent on receipt of funds from our HK Subsidiaries by way of dividend payments. In the future, cash proceeds raised from financings conducted outside of Hong Kong, may be transferred by Solowin to HK Subsidiaries via capital contribution or shareholder loans, as the case may be.

Subject to the Companies Act (As Revised) of the Cayman Islands and Solowin’s memorandum and articles of association, as amended, Solowin’s board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit out of either profit or share premium; provided that in no circumstances may a dividend be paid out of our share premium if this would result in Solowin being unable to pay its debts as they fall due in the ordinary course of business. For Solowin to transfer cash to HK Subsidiaries, Solowin may provide funding to HK Subsidiaries through loans or capital contributions without restrictions on the amount of the funds.

As a holding company, Solowin may rely on dividends and other distributions on equity paid by HK Subsidiaries for its cash and financing requirements. Under Hong Kong law, HK Subsidiaries are permitted to provide funding to Solowin through dividend distribution without restrictions on the amount of the funds under the condition that dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by HK Subsidiaries. In addition, there are no restrictions on foreign exchange and there are no limitations on the abilities of Solowin to transfer cash to or from our HK Subsidiaries or to investors under Hong Kong law. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between Solowin and our HK Subsidiaries, across borders and to U.S. investors. Nor are there any restrictions and limitations on distributing earnings from HK Subsidiaries to Solowin or U.S. investors, or paying amounts owed. Solowin has not established cash management policies that dictate how funds are transferred.

See “Dividend Policy”, and “Risk Factors—Risks Related to Our Business and Industry—Solowin relies on dividends and other distributions on equity paid by its subsidiaries to fund any cash and financing requirements Solowin may have, and any limitation on the ability of its subsidiaries to make payments to Solowin could have a material adverse effect on our ability to conduct our business” for more information.

The table below presents the cash flows from Solowin to its subsidiaries for the fiscal years ended March 31, 2024, 2023 and 2022, and the subsequent period up to the date of this prospectus.

	Years Ended March 31			Interim Period (April 1, 2024
Cash Flows Between Solowin and Subsidiaries	2024	2023	2022	-Present)
Solomon JFZ (Asia) Holdings Limited	$774,000	-	-	$171,000
Solomon Private Wealth Limited	-	-	-	$517,000

Restrictions on Cash Transfers

There are currently no such restrictions on foreign exchange or our ability to transfer cash or assets between Solowin and HK Subsidiaries. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to HK Subsidiaries, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Solowin or HK Subsidiaries in their transferring or distributing cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of HK Subsidiaries to pay dividends or make other distributions to Solowin could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends to U.S. investors, or otherwise fund and conduct our business. In addition, if any HK Subsidiary incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends. For more detailed information, see “Item 3. – Key Information - D. Risk Factors” in 2024 Annual Report, incorporated by reference herein.

Holding Foreign Company Accountable Act

As more stringent standards have been imposed by the SEC and the Public Company Accounting Oversight Board, the PCAOB, Solowin’s securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act, or the HFCA Act, enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to the PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or the AHFCAA, which, if enacted into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive “non-inspection” years instead of three and thus, reduces the time before Solowin’s securities may be prohibited from trading or delisted. In December 2022, an omnibus spending bill was passed by Congress and later signed into law, which included the enactment of provisions under the AHFCAA to accelerate the timeline for implementation of trading prohibitions under the HFCA Act from three consecutive years to two consecutive years. Pursuant to the HFCA Act, on December 16, 2021, the PCAOB issued its determination that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or in Hong Kong, because of positions taken by authorities in the jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. This list does not include our auditor, WWC, P.C., as our auditor is based in the U.S. and is registered with the PCAOB and subject to the PCAOB inspection. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, or the MOF, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong and as a result, PCAOB vacated its previous 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations if needed. While our auditor is based in the U.S. and is subject to the PCAOB inspection, in the event the PCAOB later determines that it is unable to inspect or investigate completely our auditor, then such lack of inspection could cause Solowin’s securities to be delisted from the U.S. stock exchange.

For more detailed information, see “Item 3. – Key Information - D. Risk Factors” in 2024 Annual Report, incorporated by reference herein.

Dual Class Structure

Under our memorandum and articles of association in effect, we are authorized to issue two classes of ordinary shares, Class A Ordinary Shares and Class B Ordinary Shares. We are authorized to issue (i) 950,000,000 Class A Ordinary Shares, par value $0.0001 per share and (ii) 50,000,000 Class B Ordinary Shares, par value $0.0001 per share. Class A Ordinary Shares are entitled to one (1) vote per share on proposals requiring or requesting shareholder approval, unless prohibited by law. Class B Ordinary Shares are entitled to ten (10) votes per Class B Ordinary Share on any such matter.

Class B Ordinary Shares are convertible into Class A Ordinary Shares on a 1:1 basis as follows: (i) at the option of the holder of Class B Ordinary Shares without the payment of additional consideration, and (ii) automatically upon any sale, transfer, assignment or disposition of Class B Ordinary Shares to a person or entity which is not an affiliate of such holder. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Other than voting and conversion rights, Class A Ordinary Shares and Class B Ordinary Shares have the same rights and preferences and rank equally.

Holders of Class B Ordinary Shares collectively hold approximately 90.5% of the voting power of our outstanding share capital as of the date of this prospectus, and will hold approximately [*] of the voting power of our outstanding share capital following this offering. As a result, if the holders of Class B Ordinary Shares act together, they will have the ability to control the management and affairs of our Company and most matters requiring shareholder approval, including the election of directors, changes to our memorandum and articles of association, and approval of significant corporate transactions such as a change in control, merger, consolidation or sale of assets. Their interests may not be the same as or even conflict with the interests of holders of our Class A Ordinary Shares, including purchasers in this offering. See “Risk Factors—Risks Related to This Offering and Ownership of Our Securities—Our dual class voting structure has the effect of concentrating the voting control in holders of our Class B Ordinary Shares, which will limit or preclude your ability to influence corporate matters, and your interests may conflict with the interests of these shareholders. It may also adversely affect the trading market for our Class A Ordinary Shares due to exclusion from certain stock market indices.”

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in annual gross revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our IPO. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result of our election to take advantage of the extended transition period, our financial statements may not be comparable to companies that comply with public company effective date.

Implications of Being a Foreign Private Issuer

We currently report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We plan to take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Corporate Information

Our principal executive offices are located at Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.

Solowin’s registered office is currently located at the office of Conyers Trust Company (Cayman) Limited at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands which may be changed from time to time at the discretion of directors.

Solowin’s agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our website can be found at https://www.solomonwin.com.hk. The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities.

The Offering

Securities offered

Up to [●] Class A Ordinary Shares in the aggregate represented by (i) up to [     ] Class A Ordinary Shares or Pre-Funded Warrants to purchase up to [     ] Class A Ordinary Shares (sales of Pre-Funded Warrants, if sold, would reduce the number of Class A Ordinary Shares that we are offering on a one-for-one basis), and (ii) Warrants to purchase up to [     ] Class A Ordinary Shares. Each Class A Ordinary Share and/or Pre-Funded Warrant will be sold together with one Warrant.

Specifically, we are offering to certain investors whose purchase of Class A Ordinary Shares in this offering would otherwise result in the investor, together with its affiliates and any other persons acting as a group together with the investor or any of the investor’s affiliates, beneficially owning more than 4.99% of our outstanding Class A Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if any investor so chooses, Pre-Funded Warrants, in lieu of Class A Ordinary Shares that would otherwise result in such investor’s beneficial ownership exceeding 4.99% (or, at the election of the investor at closing, 9.99%) of Solowin’s outstanding Class A Ordinary Shares. Each Pre-Funded Warrant will have an exercise price of $0.0001 per share and will be exercisable upon issuance until exercised in full, and is subject to adjustments in the event of stock splits, dividends, subsequent rights offerings, pro rata distributions, and certain fundamental transactions, as more fully described in the section of this prospectus titled “Description of Securities We are Offering.” The public offering price of each Pre-Funded Warrant and accompanying Warrant is $[●]. which is equal to the price of one Class A Ordinary Share and accompanying Warrant in this offering, minus $0.0001, representing the exercise price per Class A Ordinary Share of each Pre-Funded Warrant. For each Pre-Funded Warrant we sell, the number of Class A Ordinary Shares we are offering will be decreased on a one-for-one basis. This offering also relates to the Ordinary Shares issuable upon exercise of the Common Warrants and any Pre-Funded Warrants sold in this offering.

The Class A Ordinary Shares or the Pre-Funded Warrants, and accompanying Warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. For more information regarding the Warrants and Pre-Funded Warrants, you should carefully read the section titled “Description of Securities We Are Offering” in this prospectus.

Assumed public offering price	The assumed offering price is $ per Class A Ordinary Share (or $ per Pre-Funded Warrant), based on the last reported sales price of Class A Ordinary Share on Nasdaq on [ ].

Ordinary Shares issued and outstanding before this offering	8,440,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares. Class B Ordinary Shares are convertible at the option of the holder into Class A Ordinary Shares on a 1:1 basis and are entitled to ten (10) votes per share. See “Description of Share Capital” for more information.

Ordinary Shares issued and outstanding immediately after this offering	[●] Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares, assuming we sell only Class A Ordinary Shares and accompanying Warrants and no Pre-Funded Warrants and none of the Warrants sold in this offering are exercised.

Use of proceeds

We expect to receive net proceeds of approximately $[●] million from this offering, assuming a public offering price of $[●] per Class A Ordinary Share, being the closing sale price on [●], 2025, after deducting the placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants and assuming no sale of any Pre-Funded Warrants.

We plan to use the net proceeds of this offering for, among others, to fund our business development and marketing activities, HKSFC capital requirements, and general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own. Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including digital assets such as Bitcoin and Ethereum, spot virtual asset ETFs, money market funds, short-term, investment grade, interest bearing instruments and U.S. government securities. See “Use of Proceeds” for more information on the use of proceeds.

Risk factors	You should read the “Risk Factors” section starting on page 17 of this prospectus and “Item 3. – Key Information - D. Risk Factors” in 2024 Annual Report, incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our Securities.

Best Efforts Offering	We have agreed to offer and sell the Securities offered hereby to the investors through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the Securities offered hereby, but it will use its best efforts to solicit offers to purchase the Securities offered by this prospectus. See “Plan of Distribution” on page 42 of this prospectus.

Trading market and symbol	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “SWIN.”

The number of Class A Ordinary Shares to be outstanding immediately following this offering is based on 8,440,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares outstanding as of January 23, 2025, excluding:

●	3,020,000 Class A Ordinary Shares reserved under the 2023 Equity Incentive Plan.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” and “Use of Proceeds.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenue, costs or expenditure;

●	our expectations regarding demand for and market acceptance of our products and services;

●	competition in our industry;

●	government policies and regulations relating to our industry; and

●	those factors referred to in “Item 3.D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, in our 2024 Annual Report, which is incorporated by reference herein.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference to this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

This prospectus also contains certain data and information, which we obtained from various government and private publications. Although we believe that the publications and reports are reliable, we have not independently verified the data. Statistical data in these publications includes projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

RISK FACTORS

Investing in our Securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below and the risks described under the caption “Item 3. Key Information - D. Risk Factors” in 2024 Annual Report, incorporated by reference into this prospectus, together with all of the other information in this prospectus, and the information incorporated by reference in this prospectus, including the financial statements and related notes, before deciding whether to purchase our Securities. If any of the following risks are realized, our business, operating results, financial condition and prospects could be materially and adversely affected. In that event, the price of our Class A Ordinary Shares could decline, and you could lose part or all of your investment.

Risks Related to this Offering and Ownership of OUR SECURITIES

This is a best efforts offering, with no minimum amount of Securities required to be sold, and we may not raise the amount of capital we believe is required for our business plans, nor will investors in this offering receive a refund in the event that we do not sell an amount of Securities sufficient to pursue the business goals outlined in this prospectus.

The placement agent has agreed to use its best efforts to solicit offers to purchase the Securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We may sell fewer than all of the Securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Securities sufficient to support our business goals and continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional capital may not be available or available on terms acceptable to us, or at all.

There is no public market for the Warrants or Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Warrants or Pre-Funded Warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants or Pre-Funded Warrants will be limited.

Holders of Warrants and Pre-Funded Warrants will have no rights as a shareholder until they acquire our Class A Ordinary Shares and the Warrants and Pre-Funded Warrants are speculative in nature.

The Warrants and Pre-Funded Warrants offered hereby do not confer any rights of Class A Ordinary Share ownership on their holders, such as voting rights, but rather merely represent the right to acquire Class A Ordinary Shares at a fixed price. Specifically, commencing on the date of issuance, holders of the Warrants and Pre-Funded Warrants may exercise their right to acquire the Class A Ordinary Shares upon the payment of an exercise price of $ per share in the case of Warrants and an exercise price of $0.0001 per share in the case of Pre-Funded Warrants. Moreover, following this offering, the market value of the Warrants and Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Warrants or Pre-Funded Warrants will equal or exceed their imputed public offering prices and, consequently, whether it will ever be profitable for investors to exercise their Warrants or Pre-Funded Warrants. In the event the market price of the Class A Ordinary Shares does not exceed the exercise price of the Warrants during the period when such Warrants are exercisable, the Warrants may not have any value.

Our dual class voting structure has the effect of concentrating the voting control in holders of our Class B Ordinary Shares, which will limit or preclude your ability to influence corporate matters, and your interests may conflict with the interests of these shareholders. It may also adversely affect the trading market for our Class A Ordinary Shares due to exclusion from certain stock market indices.

We have adopted a dual class voting structure such that our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares. Class B Ordinary Shares are entitled to ten (10) votes per share on proposals requiring or requesting shareholder approval and Class A Ordinary Shares are entitled to one (1) vote per share on any such matter. As of the date of this prospectus, there are 8,040,000 Class B Ordinary Shares outstanding which are entitled to ten (10) votes per share and 8,440,000 Class A Ordinary Shares outstanding which are entitled to one (1) vote per share. As a result, holders of Class B Ordinary Shares collectively controls approximately 90.5% of the voting power of the outstanding Ordinary Shares of the Company before this offering.

Following this offering, taking into consideration the Class A Ordinary Shares being offered hereby, holders of Class B Ordinary Shares collectively will retain controlling voting power in the Company based on having an aggregate of approximately [*]% of the combined voting power of our outstanding Ordinary Shares. Holders of Class B Ordinary Shares together will have the ability to control the outcome of most matters requiring shareholder approval, including:

●	the election of our Board and, through our Board, decision making with respect to our business direction and policies, including the appointment and removal of our officers;

●	mergers, de-mergers and other significant corporate transactions;

●	changes to our constitution; and

●	our capital structure.

This voting control and influence may discourage transactions involving a change of control of the Company, including transactions in which you, as a holder of our Class A Ordinary Shares, might otherwise receive a premium for your shares.

S&P Dow Jones and FTSE Russell have implemented changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, namely, to exclude companies with multiple classes of shares of common stock from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our Ordinary Shares may prevent the inclusion of our Class A Ordinary Shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A Ordinary Shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of the Class A Ordinary Shares.

The market price of the Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price of the Class A Ordinary Shares will be determined through negotiations among the placement agent, investors and us based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. After this offering, the market price for the Class A Ordinary Shares is likely to be volatile and could fluctuate widely due to multiple factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in the operating results of us due to factors related to our business;

●	success or failure of our growth strategies;

●	our interim or annual earnings, or those of other companies in our industry;

●	our ability to obtain third-party financing as needed;

●	announcements by us or our competitors of significant acquisitions or dispositions;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	the operating and stock price performance of other comparable companies;

●	investor perception of our company;

●	natural or environmental disasters that investors believe may affect us;

●	overall market fluctuations;

●	a large sale of the Class A Ordinary Shares by a significant shareholder;

●	results from any material litigation or government investigation;

●	changes in laws and regulations affecting us or any of the principal products and services sold by us; and

●	general economic and political conditions and other external factors.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Share prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have experienced extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the Class A Ordinary Shares.

The US stock market has witnessed instances of extreme stock price run-ups followed by rapid price declines in 2022 and such share price volatility seemed unrelated to the issuers’ performance subsequent to their recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalized company with a small public float after this offering, the share price of our Class A Ordinary Shares has experienced extreme volatility after they were listed in September 2024. Additionally, we may experience lower trading volume and less liquidity than large-capitalized companies. Although the specific cause of such volatility is unclear, our anticipated small public float may amplify the impact the actions taken by a few shareholders have on the price of the Class A Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. The potential extreme volatility may confuse public investors regarding the value of our shares, distort the market perception of our share price and our company’s financial performance and public image, and negatively affect the long-term liquidity of the Class A Ordinary Shares, regardless of our actual or expected operating performance. Should the Class A Ordinary Shares continue to experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of the Class A Ordinary Shares and our ability to access the capital market may be materially adversely affected. In addition, if the trading volumes of the Class A Ordinary Shares are low, holders of the Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. As a result of this volatility, investors may experience losses on their investment in the Class A Ordinary Shares.

We may not be able to maintain a listing of the Class A Ordinary Shares on Nasdaq.

If we fail to meet Nasdaq’s continued listing requirements, the Class A Ordinary Shares may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of the Class A Ordinary Shares from Nasdaq may materially impair our shareholders’ ability to buy and sell the Class A Ordinary Shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, the Class A Ordinary Shares. The delisting of the Class A Ordinary Shares could significantly impair our ability to raise capital and the value of your investment.

If securities or industry analysts publish unfavorable research, or do not continue to cover us, our share price and trading volume could decline.

The trading market for the Class A Ordinary Shares depends in part on the research and reports that securities or industry analysts publish about us. We do not have any control over these analysts. If an analyst downgrades the Class A Ordinary Shares or publishes unfavorable research about our business, the price of Class A Ordinary Shares would likely decline. If an analyst ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the financial markets and demand for the Class A Ordinary Shares could decrease, which could cause the share price or trading volume to decline.

Because the offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase shares in this offering, you will pay more for your Class A Ordinary Shares than the amount paid by Solowin’s existing shareholders for their shares on a per share basis. As a result, you will experience immediate and substantial dilution in net tangible book value per share in relation to the price that you paid for your shares. We expect the dilution as a result of the offering to be $[●] per share to new investors purchasing the Class A Ordinary Shares in this offering, assuming a public offering price of $[●] per share, which was the closing sale price on [●], 2025. See “Dilution” for a more complete description of how the value of your investment in the Class A Ordinary Shares will be diluted upon completion of this offering.

We have broad discretion as to the use of the net proceeds from this offering and our use of the offering proceeds may not yield a favorable return on your investment. Additionally, we may use these proceeds in ways with which you may not agree or in the most effective way.

We intend to use the net proceeds of this offering for several purposes including supporting the expansion of our business, strengthening our virtual assets business, funding the increasing HKSFC capital requirements in proportion to the enlarged client base, promoting brand awareness and improving employee benefits. Accordingly, our management will have substantial discretion in applying the net proceeds to be received by us. However, based on unforeseen technical, commercial or regulatory issues, we could spend the proceeds in ways with which you may not agree. Moreover, the proceeds may not be invested effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will utilize the net proceeds in a manner that enhances value of our company. If we fail to spend the proceeds effectively, our business and financial condition could be harmed, and there may be the need to seek additional financing sooner than expected.

We have not historically declared or paid dividends on the Class A Ordinary Shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Class A Ordinary Shares.

We have not historically declared or paid dividends on the Class A Ordinary Shares. We currently intend to invest our future earnings, if any, to fund our growth, to develop business, for working capital needs, to reduce debt and for general corporate purposes. We do not expect to declare or pay any dividends in the foreseeable future. Therefore, the success of an investment in the Class A Ordinary Shares will depend upon any future appreciation in their value. There is no guarantee that the Class A Ordinary Shares will appreciate in value or even maintain their current value.

Any decision to pay dividends in the future will be at the full discretion of our board of directors and will depend upon various factors then existing, including earnings, financial condition, results of operations, capital requirements, level of indebtedness, restrictions imposed by applicable law, general business conditions and other factors that our board of directors may deem relevant.

We may issue additional equity or debt securities, which are senior to the Class A Ordinary Shares as to distributions and in liquidation, which could materially adversely affect the market price of the Class A Ordinary Shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our shareholders of Class A Ordinary Shares. In addition, any additional preferred shares, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our shareholders of Class A Ordinary Shares. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your Class A Ordinary Shares and diluting your interest in our company.

Substantial future sales of the Class A Ordinary Shares or the anticipation of future sales of the Class A Ordinary Shares in the public market could cause the price of the Class A Ordinary Shares to decline.

Sales of substantial amounts of the Class A Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of the Class A Ordinary Shares to decline. There are 8,440,000 Class A Ordinary Shares issued and outstanding as of the date of this prospectus. An aggregate of [●] Class A Ordinary Shares will be issued and outstanding immediately after the consummation of this offering. Sales of these shares into the market could cause the market price of the Class A Ordinary Shares to decline.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	Section 14 of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we may publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC in reports on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. As a foreign private issuer, we are permitted to follow the governance practices of our home country, the Cayman Islands, in lieu of certain corporate governance requirements of Nasdaq. As result, the standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee and a nominating committee to be comprised solely of “independent directors”; or

●	hold an annual meeting of shareholders no later than one year after the end of our fiscal year.

Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain Class A Ordinary Share issuances. We intend to comply with the requirements of Nasdaq listing rules to have a majority of the board be independent and to appoint a compensation committee and a nominating and corporate governance committee. We may, however, in the future consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We would lose our foreign private issuer status if, for example, more than 50% of our voting securities are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to convene a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association.

Solowin’s memorandum and articles of association, as amended, do not provide its shareholders with any right to requisition a general meeting or to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Certain judgments obtained against us by Solowin’s shareholders may not be enforceable.

Solowin is a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in Hong Kong by Solomon JFZ.

In addition, all of our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers. See “Enforcement of Civil Liabilities.”

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Solowin is incorporated under Cayman Islands law.

Solowin is an exempted company incorporated under the laws of the Cayman Islands. Its corporate affairs are governed by its memorandum and articles of association, as amended, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of the shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of the shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like Solowin have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Solowin’s memorandum and articles of association, as amended, have provisions that provide our shareholders with the right to inspect the register of members without charge, and to receive the annual audited financial statements of the Company. Subject to the foregoing, our directors have discretion under the memorandum and articles of association, as amended, to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or our controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders. See “Description of Share Capital—Differences in Corporate Law.”

Solowin’s memorandum and articles of association, as amended, contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit Solowin’s shareholders’ opportunity to sell their shares at a premium.

Solowin’s memorandum and articles of association, as amended, contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving Solowin’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, Solowin’s board of directors has the authority, without further action by its shareholders, to issue one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by the Companies Act (As Revised) of the Cayman Island. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If Solowin’s board of directors decides to issue preferred shares, the price of the Class A Ordinary Shares may fall and the voting and other rights of the holders of the Class A Ordinary Shares may be materially and adversely affected. In addition, Solowin’s memorandum and articles of association, as amended, contain other provisions that could limit the ability of third parties to acquire control of our company or cause us to engage in a transaction resulting in a change of control.

There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in the Class A Ordinary Shares.

In general, a non-U.S. corporation is a passive foreign investment company, or PFIC, for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes.

Based on the expected composition of our income and assets and the value of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year. However, the proper application of the PFIC rules to a company with a business such as ours is not entirely clear. Because the proper characterization of certain components of our income and assets is less than certain, and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of the Class A Ordinary Shares, which could be volatile), there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year during which a U.S. investor holds the Class A Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor. See “Taxation— United States Federal Income Tax Considerations— Passive Foreign Investment Company Considerations.”

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands (“ES Act”) that came into force on January 1,2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is Solowin; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as the Company is a tax resident outside the Cayman Islands, including in Hong Kong, it is not required to satisfy the economic substance test set out in the ES Act.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $[●] million, assuming the sales of all of the Securities we are offering. Such estimate is based upon an assumed public offering price of $[●] per share, which was the closing sale price of our Class A Ordinary Shares on Nasdaq on [●], 2025 and after deducting placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, excluding the proceeds, if any, from the exercise of the Warrants and assuming no sale of any Pre-Funded Warrants.

We currently intend to use the net proceeds of this offering to fund our business development and marketing activities, HKSFC capital requirements, and general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus nor have we identified any target for such acquisition or investment.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including digital assets such as Bitcoin and Ethereum, spot virtual asset ETFs, money market funds, short-term, investment grade, interest bearing instruments and U.S. government securities.

This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions. Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amount and timing of our actual expenditures may vary significantly depending on numerous factors, the most significant of which are our achievement of web3 business line, including the timing, scope, progress and results of HKSFC approval of license for custody, distribution of real-world assets and digital assets, and regulatory and competitive environment and other factors that management believes are appropriate. Therefore, we will retain broad discretion over the use of the net proceeds from the sale of the Securities offered hereby.

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest the net proceeds of this offering in short-term, interest-bearing bank deposits or debt instruments. See “Risk Factors—Risks Related to This Offering and Ownership of Our Securities—We have broad discretion as to the use of the net proceeds from this offering and our use of the offering proceeds may not yield a favorable return on your investment. Additionally, we may use these proceeds in ways with which you may not agree or in the most effective way.”

Because this is a “best efforts” offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the Securities offered in this offering would be approximately $[              ], $[             ] and $[            ], respectively, after deducting the estimated placement agent fees of $[             ], $[            ], and $[             ], respectively, and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants and assuming no sale of any Pre-Funded Warrants.

DIVIDEND POLICY

We have not previously declared, or paid cash dividends and we have no plan to declare or pay any dividends in the near future on the Class A Ordinary Shares. We currently intend to retain most, if not all, of our available funds and future earnings to operate and expand our business.

Solowin’s board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that it may only pay dividends out of its profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in it being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid, or would be in violation of the relevant provisions, if any, of the Company’s memorandum and articles of association, as amended,. Even if the board of directors of Solowin decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Solowin is a holding company incorporated in the Cayman Islands and it relies principally on dividends from its subsidiaries for its cash requirements, including any payment of dividends to its shareholders. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on the Class A Ordinary Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our total capitalization as of September 30, 2024:

●	on an actual basis;

●	on a pro forma basis to give effect of the issuance of 192,300 and 307,700 Class A Ordinary Shares on November 18, 2024 and December 20, 2024, at a per share price of $2.00; and

●	on a pro forma as adjusted basis to give effect to the issuance sale of [●] Class A Ordinary Shares in this offering at an assumed public offering price of $[●] per Class A Ordinary Share, which was the closing sale price on [●], 2025, set forth on the cover page of this prospectus, after deducting the placement agent fees and estimated offering expenses payable by us.

Investors should read this table in conjunction with our audited consolidated financial statements and related notes as of and for the years ended March 31, 2024, our unaudited consolidated financial statements and related notes as of and for the six months ended September 30, 2024 and management’s discussion and analysis thereon, each as incorporated by reference into this prospectus, as well as “Use of Proceeds” in this prospectus.

	As of September 30, 2024
	Actual	Pro Forma	Pro Forma As Adjusted(1)
	(in thousands, except for share amounts)
Cash and cash equivalents	$2,459	3,459
Debt
Short term borrowings	-	-
Long-term borrowings	-	-
Total debt	-	-
Shareholders’ equity:
Share capital
Class A Ordinary Shares, par value $0.0001 per share; 950,000,000 shares authorized; 7,940,000 shares issued and outstanding, as of September 30, 2024; 8,440,000 shares issued and outstanding, pro forma; [●] shares issued and outstanding, pro forma as adjusted.(2)	1	1
Class B Ordinary Shares, par value of $0.0001 per share; 50,000,000 shares authorized; 8,040,000 shares issued and outstanding as of September 30, 2024; 8,040,000 shares issued and outstanding, pro forma; 8,040,000 shares issued and outstanding, pro forma as adjusted.(2)	1	1
Additional paid-in capital	18,219	19,219
Accumulated losses	(12,239)	(12,239)
Accumulated other comprehensive income	30	30
Total shareholder’s equity	6,012	7,012
Total capitalization	6,012	7,012

(1)	As adjusted information discussed above is illustrative only. Our additional paid-in capital, accumulative deficit, accumulative other comprehensive loss, total shareholder’s equity and total capitalization following the completion of this offering are subject to adjustment based on the actual public offering price and other terms of this offering determined at pricing.

(2)	All share and per share amounts are presented on a retroactive basis to reflect the share re-classification implemented on December 17, 2024.

A $0.10 increase (decrease) in the assumed public offering price of $[   ] per Class A Ordinary Share and accompanying Warrants would increase (decrease) the as adjusted amount of each of cash and cash equivalents by approximately $[   ] and increase (decrease) total shareholder’s equity by approximately $[   ], assuming the sales of all of the Class A Ordinary Shares we are offering and no exercise of Warrants.

DILUTION

All share and per share amounts set forth in this section have been presented on a retroactive basis to reflect the share re-classification implemented on December 17, 2024.

If you invest in the Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the public offering price per Class A Ordinary Share and our net tangible book value per Class A Ordinary Share after this offering. Dilution results from the fact that the assumed public offering price per Class A Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for the presently outstanding Ordinary Shares on an as-converted basis.

Our net tangible book value was approximately $5.88 million, or $0.37 per Ordinary Share, as of September 30, 2024.  Our net tangible book value represents the amount of our total consolidated tangible assets (which is calculated by subtracting intangible assets from our total consolidated assets), less the amount of our total consolidated liabilities. Net tangible book value per Ordinary Share represents net tangible book value divided by 15,980,000 Ordinary Shares outstanding as of September 30, 2024, after giving effect to the share re-classification as noted above.

Dilution is determined by subtracting pro forma net tangible book value per Ordinary Share, from assumed public offering price of $[●] per Class A Ordinary Share, which was the closing sale price on [●], 2025,

After giving effect to the sale of [●] Class A Ordinary Shares and accompany Warrants in this offering (and assuming no sale of any Pre-Funded Warrants in this offering) at an assumed public offering price of $[●] per Class A Ordinary Share, which was the closing sale price on [●], 2025 and after deducting the estimated placement agent fees and expenses and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value would have been $[●] per Ordinary Share as of September 30, 2024. This represents an immediate increase in net tangible book value of $[●] per Ordinary Share to the existing shareholders and immediate dilution of $[●] per Ordinary Share to new investors purchasing Class A Ordinary Shares in this offering. The following table illustrates this per Ordinary Share dilution to the new investors purchasing Class A Ordinary Shares in this offering:

Assumed public offering price per Class A Ordinary Share	$
Net tangible book value per Ordinary Share as of September 30, 2024		$0.37
Pro forma net tangible book value per Ordinary Share after this offering	$
Increase in net tangible book value per Ordinary Share to the existing shareholders	$
Dilution in net tangible book value per Ordinary Share to new investors in this offering	$

A $0.10 increase (decrease) in the assumed public offering price of $[●] per Class A Ordinary Share would increase (decrease) our pro forma net tangible book value after giving effect to the offering by $[●] million, the net tangible book value per Ordinary Share after giving effect to this offering by $[●] per Ordinary Share and the dilution in net tangible book value per Ordinary Share to new investors in this offering by $[●] per Ordinary Share, assuming no change to the number of Class A Ordinary Shares and accompanying Warrants offered hereby as set forth on the cover page of this prospectus, and after deducting estimated offering expenses payable by us.

The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of the Class A Ordinary Shares and other terms of this offering determined at pricing.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by (i) each of the directors and executive officers; (ii) all of the directors and executive officers as a group; and (iii) each person known to us to own beneficially more than 5% of either Class A or Class B Ordinary Shares. Unless otherwise indicated, the business address of each of the individuals below is Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of Class A or Class B Ordinary Shares. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them.

	Beneficial Ownership(1)		Percent of	Percent of	Percent of Total Voting	Percent of Total Voting
	Class A Ordinary Shares	Class B Ordinary Shares	Class A Ordinary Shares(2)	Class B Ordinary Shares(3)	Shares Prior to Offering(4)	Shares After Offering(4)(5)
Directors and Executive Officers:
Shing Tak Tam, Chief Executive Officer and Director	0	0	*	*	*	*
Lili Liu, Chief Financial Officer	0	0	*	*	*	*
Ling Ngai Lok, Chairman(5)(6)	0	4,080,000	*	50.7%	45.9 ]%	[*	]%
Tze Bun Cheng, Chief Operation Officer	0	0	*	*	*	*
Pong Ming Ting, Director of Solomon JFZ	0	0	*	*	*	*
Wing Yan Ho, Independent Director	0	0	*	*	*	*
Ho Kuen Tam, Independent Director	0	0	*	*	*	*
Cha Hwa Chong, Independent Director	0	0	*	*	*	*
All directors and executive officers as a group	0	4,080,000	*	50.7%	45.9%	[*	]%

Other Principal Shareholders:
Gemini Asia Holdings Limited(6)	0	4,080,000	*	50.7%	45.9%	[*	]%
FORTUNE DYNASTY GLOBAL LIMITED(7)	0	3,960,000	*	49.3%	44.6%	[*	]%

*	Less than 1%.

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted below, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the Ordinary Shares. For each beneficial owner above, any securities convertible into, exercisable or exchangeable for Ordinary Shares within 60 days have been included in the denominator.

(2)	Base on 8,440,000 Class A Ordinary Shares issued and outstanding as of the date of this prospectus. Holders of Class A Ordinary Shares are entitled to one (1) vote per share.

(3)	Based on 8,040,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus. Holders of Class B Ordinary Shares are entitled to ten (10) votes per share. Class B Ordinary Shares are convertible into Class A Ordinary Shares on a 1:1 basis as follows: (i) at the option of the holder of Class B Ordinary Shares without the payment of additional consideration, and (ii) automatically upon any sale, transfer, assignment or disposition of Class B Ordinary Shares to a person or entity which is not an affiliate of such holder.

(4)	Percentage of Total Voting Shares represents total ownership with respect to all Class A Ordinary Shares and Class B Ordinary Shares, which vote together as a single class on all matters.

(5)	Based on [●] Class A Ordinary Shares issued and outstanding immediately after the completion of this offering, assuming the sale of all the Class A Ordinary Shares being offered in this offering, excluding shares underlying the Pre-Funded Warrants and Warrants.

(6)	Gemini Asia Holdings Limited is incorporated in the British Virgin Islands. Ling Ngai Lok, our Chairman, is the sole director and sole shareholder of Gemini Asia Holdings Limited, and has sole voting and investment power over the shares held by Gemini Asia Holdings Limited. The address of the registered office of Gemini Asia Holdings Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(7)	Fortune Dynasty Global Limited is incorporated in the Republic of Seychelles. Xue Yao, the sole director and sole shareholder, has sole voting and investment power over the shares held by FORTUNE DYNASTY GLOBAL LIMITED. The address of the registered office of Fortune Dynasty Global Limited is Vistra Corporate Services Centre, Suite 23, 1st Floor, Eden Plaza, Eden Island, Mahe, Seychelles.

Except for the Class B Ordinary Shares held by Gemini Asia Holdings Limited and Fortune Dynasty Global Limited, none of the major shareholders have different voting rights from other shareholders. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

DESCRIPTION OF SHARE CAPITAL

Solowin is a Cayman Islands exempted company with limited liability and its affairs are governed by its memorandum and articles of association, as amended, the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) and the common law of Cayman Islands.

As of the date of this prospectus, Solowin’s authorized share capital is $100,000 divided into 1,000,000,000 shares, with a par value of $0.0001 each, consisting of (i) 950,000,000 Class A Ordinary Shares of par value of $0.0001 each and (ii) 50,000,000 Class B Ordinary Shares of par value of $0.0001 each.

As of the date of this prospectus, there are 8,440,000 Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares issued and outstanding.

Upon the closing of this offering, there will be [*] Class A Ordinary Shares and 8,040,000 Class B Ordinary Shares issued and outstanding, assuming the sale of all the Class A Ordinary Shares being offered in this offering, excluding shares underlying the Pre-Funded Warrants and Warrants.

Solowin’s Second Amended and Restated Memorandum and Articles of Association

Solowin adopted its Second Amended and Restated Memorandum and Articles of Association on December 17, 2024. The following are summaries of material provisions of the Second Amended and Restated Memorandum and Articles of Association (Solowin’s memorandum and articles of association currently in effect), and of the Companies Act, insofar as they relate to the material terms of the Ordinary Shares.

Objects of the Company. Under the memorandum and articles of association, the objects of Solowin are unrestricted, and Solowin is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Holders of the Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. The Ordinary Shares are issued in registered form and are issued when registered in Solowin’s register of members. Solowin may not issue shares to bearer. Solowin’s shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion. Class B Ordinary Shares are convertible into Class A Ordinary Shares on a 1:1 basis as follows: (i) at the option of the holder of Class B Ordinary Shares without the payment of additional consideration, and (ii) automatically upon any sale, transfer, assignment or disposition of Class B Ordinary Shares to a person or entity which is not an affiliate of such holder. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Dividends. The holders of the Ordinary Shares are entitled to such dividends as may be declared by the board of directors. The memorandum and articles of association provide that dividends may be declared and paid out of the funds of the Company lawfully available therefor. Under the laws of the Cayman Islands, Solowin may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of its share premium if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of the Ordinary Shares have the right to receive notice of, attend and vote at general meetings of Solowin. Holders of the Class A Ordinary Shares and the Class B Ordinary Shares shall, at all times (other than in respect of separate general meetings of the holders of a class or series of shares), vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company, and each Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to the vote at general meetings of the Company. Voting at any meeting of shareholders is to be decided on a show of hands unless a poll is required by the rules and regulations of Nasdaq or a poll is demanded by:

●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to the memorandum and articles of association, a reduction of its share capital and the winding up of the Company. The shareholders may, among other things, divide or combine their shares by ordinary resolutions.

General Meetings of Shareholders. As a Cayman Islands exempted company, Solowin is not obliged by the Companies Act to call shareholders’ annual general meetings. Its memorandum and articles of association provide that it shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by its directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of the board of directors or by a majority of the board of directors. Advance notice of at least ten clear days is required for the convening of the annual general shareholders’ meeting (if any) and any other general meeting of the shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in the Company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. These rights may be provided in a company’s articles of association. However, Solowin’s memorandum and articles of association do not provide its shareholders with any right to requisition a general meeting or to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of the shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by the board of directors. Notwithstanding the foregoing, the Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

The board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. The board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as the directors may from time to time require is paid to us in respect thereof.

If the directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as the board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as the board may determine.

Liquidation. On the winding up of the Company, if the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. If the assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by the shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. The board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Solowin may issue shares on terms that such shares are subject to redemption, at its option or at the option of the holders of these shares, on such terms and in such manner as may be determined by the board of directors. The Company may also repurchase any of its shares on such terms and in such manner as have been approved by the board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of the Company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if the Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the Company has commenced liquidation. In addition, the Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of Solowin is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. The memorandum and articles of association authorizes the board of directors to issue additional Ordinary Shares from time to time as the board of directors shall determine, to the extent of available authorized but unissued shares.

The memorandum and articles of association also authorizes the board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The board of directors may issue preference shares without action by the shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of the Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or the corporate records. However, the memorandum and articles of association have provisions that provide the shareholders the right to inspect the register of shareholders without charge, and to receive the annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of the memorandum and articles of association may discourage, delay or prevent a change of control of the Company or management that shareholders may consider favorable, including provisions that:

●	authorize the board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by the shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, the directors may only exercise the rights and powers granted to them under the memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. Solowin is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved, in the case of a shareholder scheme, by seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and, in the case of a creditor scheme, a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, Solowin has entered into indemnification agreements with the directors and executive officers that provide such persons with additional indemnification beyond that provided in its memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Solowin’s amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with Solowin’s amended and restated articles of association or may be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Solowin’s amended and restated articles of association do not provide its shareholders with such right. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the amended and restated articles of association do not provide for cumulative voting. As a result, the shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Solowin’s amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of the shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under Solowin’s amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from the board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of Solowin’s memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Solowin’s amended and restated articles of association, if its share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, Solowin’s memorandum and articles of association may only be amended with a special resolution of its shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by Solowin’s memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on its shares. In addition, there are no provisions in Solowin’s memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Transhare Corporation. The transfer agent and registrar’s address is Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater, FL 33764.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to [ ] Class A Ordinary Shares or Pre-Funded Warrants in lieu of Class A Ordinary Shares, along with Warrants to purchase up to [ ]Ordinary Shares. For each Pre-Funded Warrant we sell, the number of Class A Ordinary Shares we are offering will be decreased on a one-for-one basis. Each Class A Ordinary Share or Pre-Funded Warrant is being sold together with a Warrant to purchase one Class A Ordinary Share. The Class A Ordinary Shares or Pre-Funded Warrants and accompanying Warrants will be issued separately. We are also registering the Class A Ordinary Shares issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby and the Warrants offered hereby.

Class A Ordinary Shares

The material terms and provisions of our Class A Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

Exercisability. The Warrants are exercisable upon the issuance date.

Expiration. The Warrants will expire on three (3) years from the issuance date.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price for the Warrants initially will be $[             ] per Class A Ordinary Share. The exercise price is subject to appropriate adjustment in the event of certain Class A Ordinary Share dividends and distributions, Class A Ordinary Share splits, Class A Ordinary Share combinations, reclassifications or similar events affecting our Class A Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Listing. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A Ordinary Shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Warrants.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Class A Ordinary Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the holder exercises the Warrant.

Governing Law. The Warrants and the warrant agent agreement are governed by New York law.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to our registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events. The Pre-Funded Warrants will be issued separately from the Warrants.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding Class A Ordinary Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of our Class A Ordinary Shares outstanding immediately after giving effect to the exercise.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Pre-Funded Warrants.

Fractional Shares

No fractional Class A Ordinary Shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole Class A Ordinary Shares.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of Pre-Funded Warrants will be extremely limited. The Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are currently traded on Nasdaq.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of the underlying Class A Ordinary Shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until they exercise their Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally, including any reorganization, recapitalization, or reclassification of our Class A Ordinary Shares, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power of our share capital, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash, or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

Solowin is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. It is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Solowin’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the company, its officers, directors and shareholders, be subject to arbitration.

Substantially all of our assets are located outside the United States. In addition, most of the directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and the officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the federal or state securities laws of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or the directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or the directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Hong Kong

All of our directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state.

There is uncertainty as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, but Hong Kong courts do not entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a monetary sum (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong in actions for enforcement of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States, whereas original actions predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States would not be entertained by Hong Kong courts.

PLAN OF DISTRIBUTION

We engaged Eddid Securities USA, Inc. to act as our exclusive placement agent to solicit offers to purchase the Securities offered by this prospectus on a best-efforts basis, subject to the terms and conditions of the placement agency agreement dated [ ], 2025. The Placement Agent is not purchasing or selling any of the Securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Securities, but has agreed to use its best efforts to arrange for the sale of the Securities offered hereby. Therefore, we may not sell the entire amount of Securities offered pursuant to this prospectus. The placement agent may engage one or more sub-placement agents or selected dealers to assist with the offering. We may enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our Securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus and the documents incorporated by reference herein in connection with the purchase of our Securities in this offering.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the investors which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The representations, warranties and covenants in the securities purchase agreements will usually include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as no integration with other offerings, Exchange Act filings to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of investors, and reservation and listing of Class A Ordinary Shares.

We will deliver the Securities being issued to the investors upon receipt of such investor’s funds for the purchase of the Securities offered pursuant to this prospectus upon closing. We expect this offering to be completed not later than one (1) business day following the commencement of this offering. We expect to deliver the Securities being offered pursuant to this prospectus on or about [    ], 2025.

Fees and Expenses

The following table shows the public offering price per Class A Ordinary Shares and accompanying Warrant, per Pre-Funded Warrant and accompanying Warrant, placement agent fees payable by us, and proceeds before expenses to us:

	Per Class A Ordinary Share and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant	Total
Public offering price	$		$
Placement agent fees (1)	$		$
Proceeds to us, before expenses(2)	$		$

(1)	Does not give effect to any exercise of the Warrants and/or Pre-Funded Warrants being issued in this offering.

(2)	We have agreed to pay the placement agent a total cash fee equal to six percent (6%) of the aggregate gross proceeds raised in the offering. We will also pay the placement agent for expenses of up to $110,000, among which $60,000 has been paid to the placement agent as of the date of this prospectus.

Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above. After deducting the placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $[             ], assuming the purchase of all of the Securities we are offering.

Determination of Offering Price

The public offering price of Securities that we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Class A Ordinary Shares prior to this offering, among other things. Other factors considered in determining the public offering prices of the Securities include the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Provisions

Each of our officers, directors and holders of 10% or more of Class A Ordinary Shares as of the effective date of the registration statement of which this prospectus is a part has agreed with the placement agent to be subject to a lock-up period of ninety (90) days following the date of closing of the offering pursuant to this prospectus. During such lock-up period, these persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our Class A Ordinary Shares or any securities convertible into, or exercisable or exchangeable for, Class A Ordinary Shares, subject to customary exceptions. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up provisions.

Transfer Agent and Registrar

The transfer agent and registrar for Class A Ordinary Shares is Transhare Corporation. The transfer agent and registrar’s address is Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater, FL 33764.

 Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “SWIN.”

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments that the placement agent may be required to make for these liabilities.

In addition, we will indemnify the investors of Securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the Securities purchase agreement or related documents or (ii) any action instituted against an investor by a third party (other than a third party who is affiliated with such investor) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The placement agent and its affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent may in the future receive customary fees and commissions for these transactions. However, except as disclosed in this prospectus or in our SEC filings, we have no present arrangements with the placement agent for any further services.

Electronic Distribution

A prospectus in electronic format may be made available on the internet sites or through other online services maintained by the placement agent, or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than the prospectus in electronic format, the information on the placement agent’s website is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as a placement agent and should not be relied upon by investors.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of our total expenses, excluding the placement agent fees and estimated offering expenses, which are expected to be incurred in connection with the offer and sale of the Securities by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

Amount
SEC registration fee		$6,124
FINRA filing fee		*
Accounting fees and expenses		*
Legal fees and expenses		*
Printing fees and expenses		*
Miscellaneous		*
TOTAL	$	*

*	To be filed by amendment.

LEGAL MATTERS

Certain legal matters as to the United States federal securities and New York law in connection with this offering will be passed upon for us by Bevilacqua PLLC. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Bevilacqua PLLC may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law. Sichenzia Ross Ference Carmel LLP is acting as counsel to the placement agent.

EXPERTS

Our consolidated financial statements as of March 31, 2024 and 2023 and for each of the three years in the period ended March 31, 2024 included in this prospectus have been audited by WWC, P.C., an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA, USA 94403.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Annual Report on Form 20-F for the fiscal year ended March 31, 2024;

●	Our Reports of Foreign Private Issuer on Form 6-K furnished on November 18, 2024, November 29, 2024, December 18, 2024 and December 31, 2024; and

●	The description of the Company’s Ordinary Shares contained in the Form 8-A, initially filed with the SEC on August 9, 2023 and amended on December 23, 2024.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus (including all such reports or documents we may file with or furnish to the SEC on or after the date on which the registration statement of which this prospectus is a part is first filed with the SEC and prior to the effectiveness of the registration statement), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, to whom a copy of this prospectus is delivered on the written or oral request of that person made to: SOLOWIN HOLDINGS, Room 1910-1912A, Tower 3, China Hong Kong City, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong, Telephone: + 852 3428-3893.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules, under the Securities Act with respect to the Securities to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-1 and its exhibits and schedules for further information with respect to us and our securities.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at https://www.solomonwin.com.hk as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Solowin’s executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Up to [          ] Class A Ordinary Shares

Warrants to purchase up to [          ] Class A Ordinary Shares

Up to [          ] Class A Ordinary Shares underlying such Warrants

Pre-Funded Warrants to purchase up to [          ] Class A Ordinary Shares

Up to [          ] Class A Ordinary Shares underlying such Pre-Funded Warrants

SOLOWIN HOLDINGS

PROSPECTUS

[    ], 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Solowin’s memorandum and articles of association provide that Solowin shall indemnify its directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of the company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the company or its affairs in any court whether in the Cayman Islands or elsewhere.

We have entered into indemnification agreements with each of the members of our board of directors and executive officers in the form incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Solowin under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered sales of Solowin securities since its inception on July 23, 2021.

We believe that each of the following issuance was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

Upon Solowin’s incorporation on July 23, 2021, one ordinary share, par value $1 per share, of Solowin was allotted and issued to Ogier Global Subscriber (Cayman) Limited, who transferred the share to Ling Ngai Lok on July 27, 2021. On the same day, Solowin issued an additional 49,999 ordinary shares, par value $1 per share, to Ling Ngai Lok. On June 9, 2022, in anticipation of a share exchange transaction among Solowin, Solomon JFZ and Master Venus Limited, the then sole shareholder of Solomon JFZ, Ling Ngai Lok transferred (i) 17,000 ordinary shares to Gemini Asia Holdings Limited; (ii) 16,500 ordinary shares to Fortune Dynasty Global Limited and (iii) 16,500 ordinary shares to Vulcan Worldwide Holdings Limited. On October 17, 2022, Solowin, Solomon JFZ and Master Venus Limited completed the share exchange transaction, in which Master Venus Limited transferred 100% ownership of Solomon JFZ to Solowin. Master Venus Limited was then owned by three shareholders, Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited. As a result of the above series of reorganization transactions, Solomon JFZ became the wholly-owned subsidiary of Solowin and the shareholders of Master Venus Limited became the owners of 100% of the then outstanding ordinary shares of Solowin.

On December 7, 2022, (i) each of the existing issued and unissued shares of par value of $1.00 each of Solowin was subdivided into 10,000 shares of par value of $0.0001 each of Solowin; and (ii) the authorized share capital of Solowin was increased to $100,000 divided into 1,000,000,000 shares of $0.0001 each. On the same day, each of Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited surrendered 165,920,000 ordinary shares, 161,040,000 ordinary shares and 161,040,000 ordinary shares, respectively, each of a par value of $0.0001 per share, to Solowin. As a result of the above surrenders, each of Gemini Asia Holdings Limited, FORTUNE DYNASTY GLOBAL LIMITED and Vulcan Worldwide Holdings Limited held 4,080,000 ordinary shares, 3,960,000 ordinary shares and 3,960,000 ordinary shares, respectively, each of a par value of $0.0001 per share.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description
1.1*	Form of Placement Agency Agreement
3.1	Second Amended and Restated Memorandum and Articles of Association of the registrant (incorporated herein by reference to Exhibit 99.1 to Form 6-K furnished with the Securities and Exchange Commission on December 18, 2024)
4.1*	Form of Pre-Funded Warrant
4.2*	Form of Warrant
5.1*	Opinion of Conyers Dill & Pearman regarding the validity of Class A Ordinary Shares being registered
5.2*	Opinion of Bevilacqua PLLC regarding the enforceability of Pre-Funded Warrants and Warrants
10.1	Form of Indemnification Agreement between the Registrant and its directors and executive officers (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.2†	Form of Employment Agreement between the Registrant and its executive officers (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.3	English Translation of Technical Service Agreement between Hundsun Ayers Technologies Limited and Solomon JFZ (Asia) Holdings Limited, dated January 11, 2021 (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.4	English Translation of Technology Services Framework Agreement between Hundsun Ayers Technologies Limited and Solomon JFZ (Asia) Holdings Limited, dated January 11, 2021 (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.5	English Translation of Software and Market Data Agreement between Link Software (Hangzhou) Co., Ltd. and Solomon JFZ (Asia) Holdings Limited, dated January 22, 2021 (incorporated herein by reference to Exhibit 10.5 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.6	English Translation of Securities Account Opening System CA Certification Service Agreement between Link Software (Hangzhou) Co., Ltd. and Solomon JFZ (Asia) Holdings Limited, dated February 23, 2021 (incorporated herein by reference to Exhibit 10.6 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.7	Office Tenancy Agreement between Wide Harvest Investment Limited and Solomon JFZ (Asia) Holdings Limited, dated December 20, 2022 (incorporated herein by reference to Exhibit 10.7 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.8	Form of Loan Agreement between Ling Ngai Lok and Solomon JFZ (Asia) Holdings Limited (incorporated herein by reference to Exhibit 10.8 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
10.9	SOLOWIN HOLDINGS 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form S-8 (File No. 333-275337) filed with the Securities and Exchange Commission on November 6, 2023)
10.10	Membership Interest Purchase Agreement, by and among SOLOWIN HOLDINGS, Cambria Capital, LLC and Cambria Asset Management, Inc., dated March 5, 2024 (incorporated by reference to Exhibit 4.1 to the Report of Foreign Private Issuer on Form 6-K furnished by the registrant on March 6, 2024)
10.11	Form of Securities Purchase Agreement, dated November 15, 2024, between the Company and an investor (incorporated by reference to Exhibit 10.1 to the Report of Foreign Private Issuer on Form 6-K furnished by the registrant on November 18, 2024)
10.12	Form of Amendment No. 1 to the Securities Purchase Agreement (incorporated by reference to Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K furnished by the registrant on November 29, 2024)
14.1	Code of Ethics of the registrant (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1 (File No. 333-271525), as amended, initially filed with the Securities and Exchange Commission on April 28, 2023)
21.1	List of subsidiaries of the registrant (incorporated by reference to Exhibit 8.1 of our annual report on Form 20-F for the fiscal year ended March 31, 2024 filed with the SEC on July 26, 2024)
23.1	Consent of WWC, P.C.
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3*	Consent of Bevilacqua PLLC (included in Exhibit 5.2)
23.4*	Consent of Sundial Law Firm
24.1	Power of Attorney (included in the signature page)
107	Filing Fee Table

*	To be filed by amendment

†	Executive Compensation Plan or Agreement

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) if the issuer is relying on Rule 430B:

(A) each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offerings made by the undersigned Registrant to the purchaser.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong SAR, on the 23rd day of January, 2025.

SOLOWIN HOLDINGS

By:	/s/ Shing Tak Tam
Name:	Shing Tak Tam
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Shing Tak Tam and Lili Liu, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Shing Tak Tam	Director and Chief Executive Officer	January 23, 2025
Shing Tak Tam	(Principal Executive Officer)

/s/ Lili Liu	Chief Financial Officer	January 23, 2025
Lili Liu	(Principal Financial and Accounting Officer)

/s/ Ling Ngai Lok	Director and Chairman	January 23, 2025
Ling Ngai Lok

/s/ Wing Yan Ho	Director	January 23, 2025
Wing Yan Ho

/s/ Cha Hwa Chong	Director	January 23, 2025
Cha Hwa Chong

/s/ Ho Kuen Tam	Director	January 23, 2025
Ho Kuen Tam

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of SOLOWIN HOLDINGS has signed this registration statement or amendment thereto in New York on January 23, 2025.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A De Vries
Name:	Colleen A De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.